Exhibit 2.1


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


                                     ss.
                                     ss.
IN RE:                               ss. Chapter 11
                                     ss.
SENIOR MANAGEMENT SERVICES OF        ss. Case No. 07-30230
TREEMONT, INC., et al.,              ss. Jointly Administered
                                     ss.
Debtors.                             ss.

        FIRST AMENDED, MODIFIED CHAPTER 11 PLAN PROPOSED BY THE DEBTORS

                             Dated: August 1, 2007












                                                        GARDERE WYNNE SEWELL LLP
                                                        Deirdre B. Ruckman
                                                        Michael P. Cooley
                                                        Michael S. Haynes
                                                        3000 Thanksgiving Tower
                                                        1601 Elm Street
                                                        Dallas, TX 75201
                                                        COUNSEL FOR DEBTORS

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TABLE OF CONTENTS

ARTICLE I INTRODUCTION
 Section 1.1 Introduction......................................................1
 Section 1.2 Separate Plans....................................................1
 Section 1.3 Classification of Claims and Interests............................2
 Section 1.4 Funding for the Plan..............................................2
ARTICLE II COMPROMISE AND SETTLEMENT OF DISPUTES
 Section 2.1 Settlement Authority .............................................2
 Section 2.2 Formation of SMSA II and Liquidating Debtor Groups ...............3
 Section 2.3 Treatment of Certain Guaranty Claims .............................3
 Section 2.4 Inter-Debtor Settlement...........................................3
ARTICLE III PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND
            PRIORITY TAX CLAIMS
 Section 3.1 Treatment of Allowed Administrative Expenses......................5
 Section 3.2 Treatment of Allowed Priority Tax Claims..........................6
ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS
 Section 4.1 Treatment of Allowed Class 1 Claims (Priority Claims).............6
 Section 4.2 Treatment of Allowed Class 2 Claims (DIP Secured Claims)..........7
 Section 4.3 Treatment of Allowed Class 3 Claim (Miscellaneous Secured Claims).7
 Section 4.4 Treatment of Allowed Class 4 Claims (General Unsecured Claims)....8
 Section 4.5 Treatment of Allowed Class 5 Claims (Convenience Claims)..........9
 Section 4.6 Treatment of Allowed Class 6 Claims (Intercompany Claims).........9
 Section 4.7 Treatment of Allowed Class 7 Claims (Subordinated Claims)........10
 Section 4.8 Treatment of Allowed Class 8 Interests (Old Equity Interests)....10
ARTICLE V PLAN IMPLEMENTATION; GENERAL PROVISIONS
 Section 5.1 General Company Matters..........................................10
 Section 5.2 Reorganized Debtors..............................................10
 Section 5.3 Company Action for Reorganized Debtors...........................11
 Section 5.4 Directors of the Reorganized Debtors.............................11
 Section 5.5 Post Confirmation Financing......................................11
 Section 5.6 Effectiveness of Securities, Instruments and Agreements..........11
 Section 5.7 Approval ofAgreements............................................11
 Section 5.8 Employee Benefit Plans...........................................12
 Section 5.9 Distributions to Holders of Allowed Claims; Source of Cash and
             Reorganization Securities for Distributions......................12
 Section 5.10 Cancellation and Surrender of Existing Securities; Cancellation of
              Indentures......................................................12
 Section 5.11 Release of Liens and Perfection of Liens........................12
 Section 5.12 Election to be Treated in Class 5...............................13
 Section 5.13 Liens Securing Post Confirmation Credit Facility;
              Further Transactions............................................13
 Section 5.14 Payment of Fees.................................................13
ARTICLE VI PLAN IMPLEMENTATION; LIQUIDATING AND TARGET DEBTORS
 Section 6.1 Formation of Post Confirmation Debtors...........................14
 Section 6.2 Corporate Governance of the Post Confirmation Debtors............15
 Section 6.3 Corporate Governance of Serenity.................................15
 Section 6.4 The Reverse Merger or Acquisition................................15
 Section 6.5 Distribution of the Plan Shares..................................16
 Section 6.6 Post Confirmation Date Reporting.................................19
 Section 6.7 Filing of Returns and Effect on Consummation of the Plan Date....19
 Section 6.8 Corporate Governance.............................................20

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 Section 6.9 Continuing Existence.............................................20
ARTICLE VII LIQUIDATING TRUST; PLAN AGENT
 Section 7.1 Purpose of Trust.................................................20
 Section 7.2 Governing Document...............................................20
 Section 7.3 Vesting of Assets in the Liquidating Trust.......................21
 Section 7.4 Plan Agent.......................................................22
 Section 7.5 Liquidation of Assets............................................22
 Section 7.6 Approval by the Executive Committee..............................22
 Section 7.7 Retention of Rights to Pursue Causes of Action;
             Allocation of Proceeds...........................................23
 Section 7.8 Accounts.........................................................24
 Section 7.9 Indemnification; Mutual Indemnification..........................24
 Section 7.10 Payment of Fees and Expenses to Plan Agent......................24
 Section 7.11 Resignation, Replacement or Termination of Plan Agent...........24
 Section 7.12 Counterclaims...................................................25
 Section 7.13 Termination of Liquidating Trust................................25
ARTICLE VIII DISPUTED CLAIMS, DISPUTED INTERESTS, AND MISCELLANEOUS
             DISTRIBUTION PROVISIONS
 Section 8.1  Objections......................................................25
 Section 8.2  Amendments to Claims; Claims Filed After the
              Confirmation Date...............................................25
 Section 8.3  Distributions...................................................25
 Section 8.4 Distributions on Account of Disputed Claims......................26
 Section 8.5 Disputed Claim Reserves..........................................26
 Section 8.6 Undeliverable or Unclaimed Distributions.........................27
 Section 8.7 Allocation of Consideration......................................27
 Section 8.8 Transmittal of Distributions and Notices.........................27
 Section 8.9 Method of Cash Distributions.....................................28
 Section 8.10 Distributions on Non-Business Days..............................28
 Section 8.11 Withholding Taxes...............................................28
 Section 8.12 Closing of the Chapter 11 Case..................................28
ARTICLE IX TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
 Section 9.1 Executory Contracts and Unexpired Leases to be Assumed...........28
 Section 9.2 Approval of Assumptions..........................................29
 Section 9.3 Objections to Assumption of Executory Contracts and
             Unexpired Leases.................................................29
 Section 9.4 Objections to Proposed Cure Amounts..............................29
 Section 9.5 Payment Related to Assumption of Executory Contracts and
             Unexpired Leases.................................................30
 Section 9.6 Executory Contracts and Unexpired Leases to be Rejected..........30
 Section 9.7 Bar Date for Rejection Damages...................................31
 Section 9.8 Contracts Entered Into on or After the Petition Date.............31
ARTICLE X DISCHARGE, RELEASES AND INDEMNIFICATION
 Section 10.1 Releases and Discharge of Claims and Interests..................31
 Section 10.2  Releases of Insiders...........................................33
 Section 10.3 Conclusion of Chapter 11 Cases and Dissolution of
              Creditors Committee.............................................33
ARTICLE XI CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE
 Section 11.1 Conditions to Occurrence of the Effective Date..................34
 Section 11.2 Waiver of Conditions to Occurrence of the Effective Date........35
ARTICLE XII EFFECTS OF PLAN CONFIRMATION
 Section 12.1 Binding Effect..................................................35
 Section 12.2 Revesting and Vesting...........................................35
 Section 12.3 Injunction......................................................35
 Section 12.4 Trading Injunction..............................................37



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 Section 12.5 Remedy for Violation of Injunctions
ARTICLE XIII ADMINISTRATIVE PROVISIONS
 Section 13.1 Retention of Jurisdiction
 Section 13.2 Jurisdiction Over the Reorganized Debtors
 Section 13.3 Tabulation of Votes on a Non-Consolidated Basis
 Section 13.4 Cram Down
 Section 13.5 Modification of the Plan.
 Section 13.6 Exemption from Certain Transfer Taxes.
 Section 13.7 Set-offs.
 Section 13.8 Compromise of Controversies.
 Section 13.9 Withdrawal or Revocation of the Plan
 Section 13.10 Successors and Assigns.
 Section 13.11 Governing Law.
 Section 13.12 Severability
 Section 13.13 Notices.
 Section 13.14 Interpretation, Rules of Construction, Computation of Time,
                and Choice of Law
 Section 13.15 No Admissions.
 Section 13.16 Limitation of Liability.



 Appendix 1: Schedule of Defined Terms
 Appendix 2: Retention and Enforcement of Causes of Action


























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                                   ARTICLE I
                                  INTRODUCTION


               Section 1.1 Introduction. This Plan is proposed by and on behalf of each Debtor as its individual, separate plan under chapter 11 of the Bankruptcy Code. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtors' history, results of operations, historical financial information and properties, and for a summary and analysis of the Plan. All holders of Claims against and Interests in a Debtor are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Capitalized terms used but not defined herein have the meanings assigned to them in the attached Appendix 1.

               Section 1.2 Separate Plans. As discussed further in Section 2.2 and in the Disclosure Statement, the Debtors are collected into two groups: the SMSA II Debtors and the Liquidating Debtors. For each Debtor, this Plan comprises that Debtor's individual, separate plan of reorganization or liquidation. Table 1 identifies the Debtors comprising the SMSA II Debtors and the Liquidating Debtors, respectively.
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                                   Table 1
Corporate Name                               Facility Name ("doing business as")
--------------------------------------------------------------------------------
                                SMSA II Debtors

Senior Management Services of                None
America II, Inc.
Senior Management Services of                None
America North Texas, Inc.
Senior Management Services of                None
America Houston, Inc.
Senior Management Services of                Estates Healthcare Center
Estates at Fort Worth, Inc.
Senior Management Services of                Oakmont Nursing and Rehabilitation
Katy, Inc.                                   Center of Katy
Senior Management Services of                Oakmont Nursing and Rehabilitation
Humble, Inc.                                 Center of Humble
Senior Management Services of                Treemont Nursing and Rehabilitation
Treemont, Inc                                Center
Senior Management Services of                Doctors Healthcare Center
Doctors at Dallas, Inc.
Senior Management Services of                Normandy Terrace Nursing and
Normandy at San Antonio, Inc.                Rehabilitation Center
Senior Management Services of                Heritage Oaks Nursing and
Heritage Oaks at Ballinger, Inc.             Rehabilitation Center
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                              Liquidating Debtors

Senior Management Services of                None
America, Inc.
Senior Management Services of                None
America III, Inc.
Senior Management Services of                None
America IV, Inc.
Serenity Management Services, Inc.           None
Senior Management Services of                Sunset Haven Nursing Center
El Paso Sunset, Inc.
Senior Management Services of                Coronado Nursing Center
El Paso Coronado, Inc.
Senior Management Services of                Greenbrier Nursing and
Palestine, Inc.                              Rehabilitation Center of Palestine
Senior Management Services                   Greenbrier Nursing and
of Tyler, Inc.                               Rehabilitation Center of Tyler
Senior Management Services                   Gainesville Health and
of Gainesville, Inc.                         Rehabilitation Center
                                             Gainesville Convalescent Center
Senior Management Services                   Crane Nursing and Rehabilitation
of Crane, Inc.                               Center
Senior Management Services of                River Hills Health and
Kerrville, Inc.                              Rehabilitation Center
Senior Management Services of                NurseCare Nursing and Rehabiliation
Shreveport, Inc.                             Center
Cora Properties of Crane, LP                 None
Cora Properties of Kerrville, LP             None
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PLAN OF REORGANIZATION                                                    Page 1



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Although  the  Debtors  anticipate  that the Plan  will be  confirmed  as to all twenty-four Debtors, the Debtors reserve the right to seek confirmation of the Plan for fewer than all twenty-four Debtors.

               Section 1.3 Classification of Claims and Interests. Pursuant to ss. 1122, the Debtors have designated the certain Classes of Claims and Interests under the Plan. For each Debtor--

               Class 1 consists of all Priority Claims.

               Class 2 consists of all DIP Secured Claims.

               Class 3 consists of all Miscellaneous Secured Claims.

               Class 4 consists of all General Unsecured Claims.

               Class 5 consists of all Convenience Claims.

               Class 6 consists of all Intercompany Claims.

               Class 7 consists of all Subordinated Claims.

               Class 8 consists of all Old Equity Interests.

Administrative Expenses and Priority Tax Claims of the kinds specified in ss.ss. 507(a)(1), 502(i) and 507(a)(8) are excluded from the foregoing Classes in accordance with ss. 1123(a)(1) and not separately classified.

               Section 1.4 Funding for the Plan. The Plan will be funded from proceeds generated from the following sources: (i) the sale of either the New Equity Interests or the Acquired Assets to a Purchaser to be identified through a competitive auction process, (ii) the Post Confirmation Credit Facility, if any; (ii) the collection and liquidation of the outstanding accounts receivable from each Debtor (unless sold to the Purchaser); (iii) any cash proceeds from litigation recoveries or settlement with Troy Clanton, his affiliates and relatives; and (iv) any other sources (other than proceeds of Causes of Action, including Chapter 5 Causes of Action, but excluding proceeds of litigation recoveries from or settlements with Troy Clanton, his affiliates and relatives, which shall be distributed pursuant to Section 7.7(f) of the Plan). The net proceeds of (i) through (iv) above are collectively referred to herein and in the Disclosure Statement as the "Capital Infusion," which will be distributed pursuant to the Distribution Scheme described in Section 2.4 of the Plan. Refer to Section IV.J. of the Disclosure Statement and other pleadings on file in the Chapter 11 Cases for more information about the competitive auction process described above.

                                   ARTICLE II
                     COMPROMISE AND SETTLEMENT OF DISPUTES


               Section 2.1 Settlement Authority. Pursuant to Bankruptcy Rule 9019(a), each Debtor may compromise and settle various claims it has against other Debtors and Claims that it may have against other Entities. The Confirmation Order shall authorize, and constitute Bankruptcy Court approval of, the compromises and settlements set forth in this Article II of the Plan pursuant to Bankruptcy Rule 9019(a) and ss. 1123(b)(3). The Debtors
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reserve the right to modify the Plan to the extent any compromise and settlement described below is not approved by the Bankruptcy Court, in whole or in part.

               Section 2.2 Formation of SMSA II and Liquidating Debtor Groups. In settlement and compromise of certain existing and potential disputes regarding Intercompany Claims and related matters, pursuant to ss.ss. 1123(b)(3) and (6) and Bankruptcy Rule 9019, the Plan treats the SMSA II Debtors as comprising a single Estate solely for the purpose of making Distributions in respect of Claims against and Interests in the SMSA II Debtors under the Plan. The Plan further treats the Liquidating Debtors as comprising a single Estate solely for the purpose of making Distributions in respect of Claims against and Interests in the Liquidating Debtors under the Plan. This settlement and compromise shall neither affect any Debtor's status as a separate legal Entity, change the organizational structure of the Debtors' business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, nor cause the transfer of any assets. Except as otherwise provided by or permitted in the Plan, each Debtor shall continue to exist as a separate legal Entity. This settlement and compromise (and the treatment derived therefrom) serves only as a mechanism to effect a fair distribution of value to the respective Debtors' constituencies.

               Section 2.3 Treatment of Certain Guaranty Claims. Any holder of a Claim against a Debtor and a Claim based on a guaranty of such base Claim given by another Debtor shall receive only a single recovery in respect of such Claims.

               Section 2.4 Inter-Debtor Settlement. Effective as of the Effective Date, the SMSA II Debtors and the Liquidating Debtors agree that all Claims and disputes between them, including all Intercompany Claims, shall be settled pursuant to the following terms:1

               (a) On the Effective Date, all Intercompany Claims and Administrative Expenses asserted by any Debtor against any other Debtor shall, solely for purposes of receiving Plan Distributions, be deemed resolved as a result of the settlement and compromise described in this Article II and therefore not entitled to any Distribution and shall not be entitled to vote on the Plan. In addition, all Intercompany Claims between the collective SMSA II Debtors and the collective Liquidating Debtors shall, solely for purposes of receiving Plan Distributions, be deemed resolved as part of the global settlement of Intercompany Claims and related matters under the Plan and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan. Except as set forth in the Distribution Scheme, no Distribution shall be made on account of any Interest in any Debtor regardless of whether such Interests are held by a Person that is not a Debtor; provided, that any Debtor that owns Interests in another Debtor shall retain such Interests, except as otherwise provided in the Plan.

               (b) On the Effective Date, the Capital Infusion shall be allocated and distributed in Cash by the Plan Agent pursuant to the following "Distribution Scheme": 1 Troy Clanton, in his capacity as holder of 100% of the Old Equity Interests in SMSA II, will consent to the Inter- Debtor Settlement set forth in this Article II of the Plan and described in Section IV.B. of the Disclosure Statement, provided that the Release Conditions are approved by the Bankruptcy Court, either in connection with the Confirmation of this Plan or the approval of a separate compromise and settlement proposed under Bankruptcy Rule 9019. In the absence of such approval, Mr. Clanton otherwise reserves the right to object to the Plan.
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PLAN OF REORGANIZATION                                                    Page 3




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                              (i) First,  unless  otherwise agreed to by the DIP
               Lender  (including by refinancing  through the Post  Confirmation
               Credit Facility), in an amount sufficient to pay in full all Allowed Secured DIP Claims against all Debtors.

                              (ii) Second, to the extent any proceeds remain, to
               fund Distributions to holders of Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Priority Claims against SMSA II Debtors in an amount sufficient to fund such Distributions as provided for in Sections 3.1, 3.2 and 4.1 of the Plan.

                              (iii) Third, to the extent any proceeds remain, to
               fund Distributions to holders of Allowed Administrative Expenses, Allowed Priority Tax Claims and Allowed Priority Claims against Liquidating Debtors in an amount sufficient to fund such Distributions as provided for in Sections 3.1, 3.2 and 4.1 of the Plan.

                              (iv) Fourth, to the extent any proceeds remain, to
               fund up to $250,000 for Distribution to holders of Allowed Convenience Claims against the Debtors as provided for in Section
               4.5 of the Plan.

                              (v) Fifth, to the extent any proceeds  remain,  to
               fund the Claims Resolution Escrow Account with Cash in an amount equal to the lesser of (i) 100% of the net remaining proceeds of the Capital Infusion and (ii) $250,000.

                              (vi) Sixth, to the extent any proceeds remain,  to
               fund Distributions to holders of Allowed General Unsecured Claims against SMSA II Debtors in an amount equal to the lesser of (i) 100% of the net remaining proceeds of the Capital Infusion and
               (ii) an amount equal to 90% of the amount of such holders' Allowed Claims.

                              (vii) Seventh,  to the extent any proceeds remain,
               to fund Distributions to holders of Allowed General Unsecured Claims against Liquidating Debtors in an amount equal to the lesser of (i) 100% of the net remaining proceeds of the Capital Infusion and (ii) an amount equal to 10% of the amount of such holders' Allowed Claims.

                              (viii) Eighth,  to the extent any proceeds remain,
               to fund Distributions to holders of Allowed General Unsecured Claims against SMSA II Debtors in an amount equal to the lesser of (i) 100% of the net remaining proceeds of the Capital Infusion and (ii) an amount sufficient to pay such holders' Allowed Claims in full (without interest).

                              (ix) Ninth, to the extent any proceeds remain,  to
               fund Distributions to holders of Allowed General Unsecured Claims against Liquidating Debtors in an amount equal to the lesser of
               (i) 100% of the net  remaining  proceeds of the Capital  Infusion
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PLAN OF REORGANIZATION                                                    Page 4




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               and (ii) an amount sufficient to pay such holders' Allowed Claims in full (without interest).

                              (x) Tenth, to the extent any proceeds  remain,  to
               fund Distributions to holders of Allowed General Unsecured Claims against SMSA II Debtors in an amount equal to the lesser of (i) 100% of the net remaining proceeds of the Capital Infusion and
               (ii) an amount sufficient to pay interest on such holders' Allowed General Unsecured Claims at the federal judgment rate.

                              (xi) Eleventh,  to the extent any proceeds remain,
               to fund Distributions to holders of Allowed Old Equity Interests in SMSA II.

               (c) On the Effective Date, each Debtor shall execute the releases provided in Section 10.1 of the Plan.

                                  ARTICLE III
               PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES
                            AND PRIORITY TAX CLAIMS


Section 3.1 Treatment of Allowed Administrative Expenses.

               (a) Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to ss.ss. 327, 328, 330, 331, 363, 503(b) or 1103) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date on which such Administrative Expense becomes Allowed; provided, however, that an Allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices of the SMSA II Debtors shall be paid in full or performed by the Reorganized Debtors, in accordance with its terms and conditions in the ordinary course of business consistent with such past practices; provided, further, that an Allowed Administrative Expense against an SMSA II Debtor may be paid on such other terms and conditions as are agreed to between the Reorganized Debtors and the holder of such Allowed Administrative Expense.

               (b) Applications for allowance and payment of Administrative Expenses that have not been paid, released or otherwise settled, including
Administrative Expenses for reimbursement of expenses of the members of the Creditors Committee and Administrative Expenses for compensation or reimbursement of expenses incurred in making a substantial contribution in the Bankruptcy Case pursuant to ss.ss. 503(b)(3) or (4), but excluding (i) Administrative Expenses that are postpetition trade payables not payable in the ordinary course of business until after the Effective Date and (ii) Administrative Expenses for fees and expenses of Professionals, must be filed on or before the twentieth (20th) day following the Effective Date or forever be barred from doing so.

               (c)  All   Professionals   requesting   payment   of   fees   and
reimbursement of expenses for services rendered before the Effective Date shall File and serve on counsel for the Debtors, the Plan Agent, counsel for the Creditors Committee or Executive Committee, as applicable, and the United States
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PLAN OF REORGANIZATION                                                    Page 5




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Trustee an application for final allowance of compensation and  reimbursement of expenses no later than thirty (30) days after the Effective Date. Any objection to the application of a Professional for payment of fees and reimbursement of expenses must be Filed and served on counsel for the Debtors, the Plan Agent, counsel for the Creditors Committee or Executive Committee, as applicable, the United States Trustee and the Professional to whose fee application the objection is addressed. Allowed unpaid fees and expenses of Professionals as of the Effective Date will be paid out of available Cash or the proceeds of the Post Confirmation Credit Facility.

               (d) Notwithstanding any other provision of the Plan, all fees, expenses and other compensation arising after the Effective Date and due and payable to professionals retained by the Plan Agent or the Executive Committee shall be paid out of funds in the Claims Resolution Escrow Account.

               (e) Notwithstanding the foregoing, at the election of HFG, either
(i) each Allowed Administrative Expense of HFG against a Target Debtor will be paid according to the terms set forth in the promissory note evidencing such Administrative Expense pari passu with all other Allowed Administrative Expenses of the Liquidating Debtors, or (ii) HFG may receive 80% of the Plan Shares issued by each of the Post Confirmation Debtors in full satisfaction of its Allowed Administrative Expenses. HFG shall file a notice of such election with the Bankruptcy Court no later than three (3) business days prior to the Confirmation Hearing; provided, that such election shall become final and binding only upon entry of the Confirmation Order.

               Section 3.2 Treatment of Allowed Priority Tax Claims. At the option of the Plan Agent, as applicable, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim either (i) payment in full in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of (a) the Effective Date and (b) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim; (ii) regular installment payments in Cash, over a period ending not later than five (5) years after the Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claim; or (iii) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Plan Agent, as applicable; provided, such treatment is on more favorable terms to the Debtors than the treatment set forth in clause (ii). The Plan Agent shall have the right, in consultation with the Executive Committee, to prepay Allowed Priority Tax Claims without penalty of any sort or nature.

                                   ARTICLE IV
                       TREATMENT OF CLAIMS AND INTERESTS

Section 4.1 Treatment of Allowed Class 1 Claims (Priority Claims).

               (a) Unless otherwise agreed by the holder of an Allowed Priority Claim and the corresponding Debtor or, following the Effective Date, the Plan Agent, each holder of an Allowed Priority Claim against an SMSA II Debtor shall receive, pursuant to the Distribution Scheme, a Cash Distribution equal to 100% of the Allowed amount of such Allowed Priority Claim on or as soon as
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PLAN OF REORGANIZATION                                                    Page 6



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practicable after the later of (i) the Effective Date and (ii) the date on which such Priority Claim becomes an Allowed Priority Claim.

               (b) As more specifically set forth in, and without any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.1 are in full settlement, release and discharge (subject to Article X of the Plan) of each such holder's Priority Claim.

               (c) Class 1 is Unimpaired. Holders of Allowed Priority Claims against the Debtors shall be deemed to have accepted the Plan.

Section 4.2 Treatment of Allowed Class 2 Claims (DIP Secured Claims).

               (a) The DIP Secured Claims are Allowed in full and, unless otherwise agreed by the holder of an Allowed DIP Secured Claim, shall be paid in full on the Effective Date pursuant to the Distribution Scheme.

               (b) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.2 are in full settlement, release and discharge (subject to Article X of the Plan) of each holder's DIP Secured Claim.


               (c) Class 2 is Unimpaired. Holders of Allowed DIP Secured Claims shall be deemed to have accepted the Plan.

               Section 4.3 Treatment of Allowed Class 3 Claim (Miscellaneous Secured Claims).

               (a) At the  option of  applicable  Debtor or the Plan  Agent,  as applicable, for each Allowed Miscellaneous Secured Claim, on the Effective Date, either (i) the legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be left unaltered, (ii) the Allowed Miscellaneous Secured Claim shall be left Unimpaired in the manner described in ss. 1124(2), (iii) the holder of such Allowed Miscellaneous Secured Claim shall receive or retain the Collateral securing such Claim, or (iv) the holder of such Allowed Miscellaneous Secured Claim shall receive Cash on the Effective Date in an amount equal to the value of the Collateral securing the Allowed Miscellaneous Secured Claim. To the extent the value of the Collateral is less than the amount of such Allowed Miscellaneous Secured Claim, the deficiency created thereby shall be treated as a General Unsecured Claim under Class 4.

               (b) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.3 are in full settlement, release and discharge (subject to Article X of the Plan) of each holder's Miscellaneous Secured Claim.

               (c) Class 3 is Impaired. Holders of Allowed Miscellaneous Secured
Claims  shall  be  entitled  to  vote  to  accept  or  reject  the  Plan.   Each
Miscellaneous Secured Claim receiving treatment under this Section 4.3 shall be deemed to be in a separate Class for classification, voting and Distribution purposes.
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PLAN OF REORGANIZATION                                                    Page 7




DALLAS 1818196v2

               Section  4.4  Treatment  of  Allowed  Class  4  Claims   (General
Unsecured Claims).

               (a) Distributions shall be paid to holders of Allowed General Unsecured Claims from the Capital Infusion pursuant to the Distribution Scheme until all Allowed General Unsecured Claims are paid in full or all funds have been disbursed pursuant to the Distribution Scheme and from such proceeds, if any. Any net proceeds from any Causes of Action shall be segregated and maintained on a Debtor-by-Debtor basis and be distributed as set forth in
Section 7.7, except net proceeds from any Causes of Action against Troy Clanton, his affiliates and relatives, which are distributed pursuant to the Distribution Scheme.

               (b) In addition to Distributions paid pursuant to the Distribution Scheme, certain holders of Allowed General Unsecured Claims may receive Plan Shares in certain Post Confirmation Debtors. Article VI of the Plan sets forth additional terms and conditions governing the issuance of Plan Shares. If HFG elects to receive Plan Shares in exchange for its Allowed Administrative Expense, then the holders of Allowed General Unsecured Claims shall receive Plan Shares in each of the Post Confirmation Debtors as follows:

                              (i) Each  holder of an Allowed  General  Unsecured
               Claim against a Liquidating Debtor shall receive a Ratable Proportion of Plan Shares in all Post Confirmation Debtors that were formerly Liquidating Debtors. The Ratable Proportion shall be determined by cumulating each holder's non- repetitive Allowed General Unsecured Claims against the Liquidating Debtors and treating them as a claim against a single entity. Each holder's cumulative claim amount shall then receive a Distribution of Plan Shares from each Post Confirmation Debtor that was formerly a Liquidating Debtor on a pro rata basis with all other holders of Allowed General Unsecured Claims against the Liquidating Debtors.(2)

                              (ii) Each holder of an Allowed  General  Unsecured
               Claim against an SMSA II Debtor shall receive a Ratable Proportion of Plan Shares in all Post Confirmation Debtors that were formerly SMSA II Debtors. The Ratable Proportion shall be determined by cumulating each holder's non-repetitive Allowed General Unsecured Claims against the SMSA II Debtors and treating them as a claim against a single entity. Each holder's cumulative claim amount shall then receive a Distribution of Plan Shares from each Post Confirmation Debtor that was formerly an SMSA II Debtor on a pro rata basis with all other holders of Allowed General Unsecured Claims against the SMSA II Debtors.(3)

---------------------
(2) By way of example, if total Allowed General Unsecured Claims against the Liquidating Debtors are $5,000,000, a Creditor holding an Allowed Claim against one Liquidating Debtor in the amount of $50,000 would receive 1.0% of the Plan Shares available for distribution to the holders of Allowed General Unsecured Claims against the Liquidating Debtors.

(3) By way of example, if total Allowed General Unsecured Claims against the SMSA II Debtors are $5,000,000, a Creditor holding Allowed Claims against various SMSA II Debtors in the amount of $50,000 would receive 1.0% of the Plan Shares available for distribution to the holders of Allowed General Unsecured Claims against the SMSA II Debtors.
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PLAN OF REORGANIZATION                                                    Page 8




DALLAS 1818196v2

                              (iii) Notwithstanding anything contained in the two preceding paragraphs, if the holders of Allowed Class 4 Claims against the SMSA II Debtors are paid in full pursuant to the Distribution Scheme and the holders of Allowed Class 4 Claims against the Liquidating Debtors are not, then all Plan Shares issued by Post Confirmation Debtors that were formerly SMSA II Debtors shall be distributed instead to the holders of Allowed General Unsecured Claims against the Liquidating Debtors.

               (c) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.4 are in full settlement, release and discharge (subject to Article X of the Plan) of each holder's General Unsecured Claim.

               (d) Class 4 is Impaired. Holders of Allowed General Unsecured Claims shall be entitled to vote to accept or reject the Plan.

               Section 4.5 Treatment of Allowed Class 5 Claims (Convenience Claims).

               (a)  On  the  Effective   Date,  or  as  soon  thereafter  as  is
practicable, each holder of an Allowed Convenience Claim shall receive on account of its Allowed Convenience Claim Cash either (i) an amount equal to 100% of its Allowed Convenience Claim (as reduced in accordance with Section 5.12 of the Plan), without interest or (ii) if total Allowed Convenience Claims (including those reduced in accordance with Section 5.12 of the Plan) exceed $250,000, a Ratable Proportion of $250,000.

               (b) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.5 are in full settlement, release and discharge (subject to Article X of the Plan) of each holder's Convenience Claim. (c) Class 5 is Impaired. Holders of Allowed Convenience Claims shall be entitled to vote to accept or reject the Plan. Section 4.6 Treatment of Allowed Class 6 Claims (Intercompany Claims).

               (a) The holders of Intercompany Claims shall be paid, satisfied and released pursuant to Section 2.4 and 10.1(d) of the Plan. (b) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the treatment provided in this section 4.6 is in full settlement, release and discharge (subject to Article X of the Plan) of each holder's Intercompany Claim. (c) Class 6 is Impaired, and shall not receive any Distribution of any kind on account of such Claims under the Plan. Holders of Intercompany Claims shall be deemed to have rejected the Plan.
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PLAN OF REORGANIZATION                                                    Page 9



DALLAS 1818196v2

               Section 4.7 Treatment of Allowed Class 7 Claims (Subordinated Claims).

               (a) The holders of Subordinated Claims shall not receive a Distribution of any kind under the Plan or retain any property in respective of such Subordinated Claim, except pursuant to the Distribution Scheme. To the extent any Claims classified by the Debtors in Class 7 are Allowed and not subordinated, they shall be treated as Allowed Class 4 General Unsecured Claims under the terms of the Plan.

               (b) Upon the approval of the Release Conditions by the Bankruptcy Court, either in connection with the Confirmation of this Plan or the approval of a separate compromise and settlement proposed under Bankruptcy Rule 9019 (and if HFG elects to receive 80% of the Plan Shares issued by each of the Post Confirmation Debtors), the Claims of Troy Clanton and his affiliates and insiders will shall receive no Distribution, but shall be otherwise treated as Allowed Class 4 Claims for purposes of calculating and receiving Plan Shares pursuant to Section 4.4(b) of the Plan and shall be treated for such purposes only as if such Claims were Allowed Class 4 Claims.

               (c) As more specifically set forth in, and without in any way limiting, Section 10.1 of the Plan, the Distributions provided in this Section
4.7 are in full settlement, release and discharge (subject to Article X of the Plan) of each holder's Subordinated Claim.

               (d) Class 7 is Impaired, and is not expected to receive any Distribution of any kind on account of such Claims under the Plan. Holders of Allowed Subordinated Claims shall be deemed to have rejected the Plan.

               Section 4.8 Treatment of Allowed Class 8 Interests (Old Equity Interests).

               (a) The holders of Old Equity Interests shall receive no Distributions of any kind under the Plan in respect of those Interests except pursuant to the Distribution Scheme, and the Old Equity Interests shall be canceled and extinguished on the Effective Date.

               (b) Class 8 is Impaired under the Plan. Holders of Old Equity Interests shall be deemed to have rejected the Plan.

                                   ARTICLE V
                    PLAN IMPLEMENTATION; GENERAL PROVISIONS


               Section 5.1 General Company Matters. Each Debtor shall take such action as is necessary under the laws of the State of Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

               Section 5.2 Reorganized Debtors. Each SMSA II Debtor shall, upon the issuance of the New Equity Interests and the occurrence of the Effective Date, become a Reorganized Debtor and continue to exist after the Effective Date as a separate Entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.
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PLAN OF REORGANIZATION                                                   Page 10



DALLAS 1818196v2

               Section 5.3 Company Action for Reorganized Debtors. Upon the issuance of the New Equity Interests and the occurrence of the Effective Date, the election or appointment of directors and officers pursuant to the Plan and the Confirmation Order and the other matters provided in the Plan involving the corporate structure of the Reorganized Debtors shall be deemed to occur and shall be in effect from and after the Effective Date without any requirement of further action by the shareholders or directors of the SMSA II Debtors or the Reorganized Debtors. Upon the issuance of the New Equity Interests and the occurrence of the Effective Date, the Reorganized Debtors shall file amended certificates of incorporation with the Secretary of State for the applicable state in accordance with applicable state law. The amended certificates of incorporation shall provide for, among other things, (a) the cancellation of the Old Equity Interests; (b) the issuance of the New Equity Interests; and (c) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by ss. 1123(a)(6).

               Section 5.4 Directors of the Reorganized Debtors. Upon the issuance of the New Equity Interests and the occurrence of the Effective Date,, the operation of the Reorganized Debtors shall become the general responsibility of its New Board of Directors, subject to, and in accordance with, the Amended Bylaws. The identity of the members of the initial New Board of Directors will be disclosed at or prior to the Confirmation hearing in accordance with ss. 1129(a)(5). Such directors shall be deemed elected or appointed, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed to have resigned therefrom as of the Effective Date pursuant to the Confirmation Order.

               Section 5.5 Post Confirmation Financing. On the Effective Date, the transactions contemplated by the Post Confirmation Credit Facility, if any, shall be consummated and thereupon become effective, and the Acquired Assets or the New Equity Interests shall be acquired by the Purchaser in exchange for purchase price to be paid for the Acquired Assets or the New Equity Interests.

               Section 5.6 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, the Plan Agent, on behalf of the Liquidating Trust and each Debtor, as applicable, shall be authorized to take all actions necessary to execute and deliver all Plan Documents issued or entered into pursuant to the Plan, including, without limitation, (i) the Post Confirmation Credit Facility, if any, (ii) one or more amended certificates of incorporation and Amended Bylaws, (iii) the Trust Agreement, (iv) one or more Operations Transfer Agreements and, if applicable, the New Equity Interests Purchase Agreement, and (v) any agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document.

               Section 5.7 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions and authorization for the Plan Agent and the applicable Debtors, as appropriate, to execute and deliver each of the Plan Documents, including the New Equity Interests Purchase Agreement, Operations Transfer Agreement and documents necessary to effectuate the Post Confirmation Credit Facility.
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PLAN OF REORGANIZATION                                                   Page 11



DALLAS 1818196v2

               Section 5.8 Employee Benefit Plans. At or prior to the Confirmation Hearing, the Purchaser shall identify all employee benefit plans, policies and programs, if any, that shall survive Confirmation of the Plan, remain unaffected thereby and not be discharged. Except as otherwise provided in the Plan, employee benefit plans, policies, and programs shall include, without limitation, all health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan), but shall exclude all employees' equity or equity-based incentive plans, which Interests shall be canceled pursuant to the terms hereof. All employee benefit plans, policies and programs implemented by any Debtor and not specifically identified as surviving the Confirmation of the Plan and not previously terminated by the Debtors shall be terminated as of the Effective Date. Notwithstanding the foregoing, the health care plan provided by TrustMark Life Insurance Company to Serenity Management Services, Inc. shall be terminated as of August 31, 2007. If the termination of any such plan, policy or program gives rise to a Claim by an employee, such Claim, to the extent that it is timely Filed, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their affiliates, successors, Estates, or their properties, unless a proof of Claim is Filed and served on the Debtors or the Plan Agent, as applicable, within thirty
(30) days after the Confirmation Date.

               Section 5.9 Distributions to Holders of Allowed Claims; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, the Purchaser shall fund the purchase price to be paid for either the New Equity Interests or the Acquired Assets into one or more accounts designated by the Plan Agent for the purpose of making the Distributions and establishing the reserves authorized in accordance with the Plan. Payments and other Distributions to be made pursuant to the Plan will be available from the proceeds of the Capital Infusion.

               Section 5.10 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

               (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the DIP Facility, the Old Equity Interests and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating any Debtor to issue, transfer, or sell any shares of Old Equity Interests, shall be canceled and the holders thereof shall have no rights by reason thereof, and such instruments shall evidence no rights, except the right to receive the Distributions, if any, to be made to holders of such instruments under the Plan.

               (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, stock certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, stock certificate, or other instrument to the Plan Agent.

               Section 5.11 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan, any Plan Document or the Confirmation Order: (a) each holder of a Miscellaneous Secured Claim, a Secured Claim, or a judgment, shall on the Effective Date (x) turn over and release to the Plan Agent any and all Collateral that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by one or more Debtors or such Lien
--------------------------------------------------------------------------------
PLAN OF REORGANIZATION                                                   Page 12



DALLAS 1818196v2
shall automatically, and without further action by any Debtor or the Plan Agent, be deemed released, and (y) execute such documents and instruments as the Debtors or the Plan Agent may request to evidence such Claim holder's release of such property or Lien; and (b) on the Effective Date, all right, title and interest in any and all property of each SMSA II Debtor's Estate actually acquired by the Purchaser or retained by the Reorganized Debtors shall revert or be transferred to the Purchaser or the Reorganized Debtors, as applicable, in each case free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. Any such holder that fails to execute and deliver such release of Liens within thirty (30) days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the holder's Claim is Allowed or Disallowed.

               Section 5.12 Election to be Treated in Class 5. Any holder of a Claim in Class 4 may elect, in the Ballot by which it votes to reduce the amount of its Claim to $500 or less and thereby be deemed a holder of a Claim in Class 5 for purposes of voting and Distribution under the Plan. Any such election shall be effective only upon the receipt thereof by the Debtors prior to the Ballot Deadline. Once the election is made and received by the Debtors, such election shall be irrevocable and binding on any successor-in-interest with respect to such Claim, but shall not preclude the Debtors or other Entities from objecting to such Claim as reduced. Holders of Claims in other Classes are not entitled to make an election to be included in Class 5 pursuant to this Section 5.12.

               Section 5.13 Liens Securing Post Confirmation Credit Facility; Further Transactions. On the Effective Date, the Plan Agent, the Trustee and the Debtors, as applicable, shall execute and deliver to the Post Confirmation Credit Facility Lender such documents, instruments and agreements as are necessary to confer the priority of the Post Confirmation Credit Facility Lenders with respect to their Liens under the Post Confirmation Credit Facility and the documents, instruments and agreements entered into in connection therewith. On the Effective Date, the Plan Agent, the Trustee and the Debtors, as applicable, shall execute and deliver such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

               Section 5.14 Payment of Fees. All fees payable on or before the Effective Date (i) pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, and
(ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.
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PLAN OF REORGANIZATION                                                   Page 13



DALLAS 1818196v2

                                   ARTICLE VI
              PLAN IMPLEMENTATION; LIQUIDATING AND TARGET DEBTORS

--------------------------------------------------------------------------------
                      If HFG Elects to Receive Plan Shares

If HFG elects to receive Plan Shares under the Plan in lieu of payment of its Allowed Administrative Expenses, then the following 6.1-6.7 Sections of the Plan shall apply and Sections 6.8-6.9 of the Plan shall not apply.
--------------------------------------------------------------------------------

               Section 6.1 Formation of Post Confirmation Debtors.

               (a) Timothy P. Halter, as the President of each of the Post Confirmation Debtors, shall be authorized by the Confirmation Order to execute and file any documents required to effectuate each conversion. No additional authorization shall be required, as the Confirmation Order will be the equivalent of any necessary approval by the managers and members or the shareholders, officers and directors, as applicable of each of the Target Debtors, to so act. The Amended Bylaws will be adopted under such authority as to each Post Confirmation Debtor, as well.

               (b) Each Post Confirmation Debtor's existence shall continue post- Confirmation as necessary to effect a reverse merger or acquisition prior to such Post Confirmation Debtor's Consummation of the Plan Date. The state of converted incorporation of each Post Confirmation Debtor may, at the Post Confirmation Debtor's discretion exercised solely by its board of directors, be changed from its state of incorporation to the State of Delaware or the State of Nevada by means of a merger with and into a Delaware or Nevada corporation formed for the purpose of effecting such reincorporation merger. After the Effective Date and after any necessary conversion of entity type, the Post Confirmation Debtors shall be known by the names set forth in the Appendix 1 to the Disclosure Statement. In the case of a reincorporation merger, each Post Confirmation Debtor will continue its subsequent corporate existence as either:
i) a Delaware corporation governed by the General Corporation Law of Delaware, its Delaware Certificate and its Amended Bylaws; or ii) a Nevada corporation governed by the Corporation Law of Nevada, its Nevada Certificate and its Amended Bylaws. Except as provided in the Plan, each Post Confirmation Debtor shall be responsible for any and all costs or liabilities that it incurs from and after the Effective Date.

               (c) Each Post Confirmation Debtor will have 40,000,000 authorized shares of common stock, inclusive of the Plan Shares issued and distributed as to each Post Confirmation Debtor under the Plan. Each Post Confirmation Debtor may, as the exigencies of a prospective reverse merger or acquisition dictate, may modify this capital structure, but in no way shall such modification affect any obligations of HFG hereunder nor affect the ratio of Plan Shares issued to HFG and the holders of Allowed Class 4 General Unsecured Claims against any of the Target Debtors. Copies of the form of the proposed Amended Bylaws and Charter will be supplied by HFG to the Creditors' Committee and the Debtors at least (5) five days prior to the hearing on confirmation and may be obtained by contacting the attorney for the Debtors or HFG. The officers of each Post Confirmation Debtor will take all corporate action necessary to adopt either the Delaware Certificates or the Nevada Certificate following the Confirmation Date, if the reincorporation merger option is taken as to that Post Confirmation Debtor.
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PLAN OF REORGANIZATION                                                   Page 14



DALLAS 1818196v2

               (d) The entry of the Confirmation Order will also be deemed to meet all necessary shareholder approval requirements under any applicable law of the respective states of incorporation or of origin of each Target Debtor and Delaware and Nevada law necessary to complete the reincorporation mergers, if such procedure is utilized or to amend its corporate charter to meet the requirements of the Plan. The restrictions set forth in ss. 1123(a)(6) as to preferred stock and non-voting equity will be incorporated into each Post Confirmation Debtor's post conversion charter. Each officer of each Post Confirmation Debtor will be authorized to file all necessary documentation to effectuate the transactions contemplated by the Plan.

               (e) In addition to meeting any shareholder approval requirements set forth in applicable state law, any amendments, modifications, restatements or other changes with respect to the entity conversion, the charter or articles of incorporation of any Post Confirmation Debtor following the Effective Date and prior to the completion of the reverse merger or acquisition transactions, including any reverse common stock splits, shall be approved by a majority of the Plan Shares. However, any modifications to any Post Confirmation Debtor's charter or articles of incorporation during such period, required to effectuate a reverse merger or acquisition, shall not require approval pursuant to state law, other than board of directors approval, so long as such modification to effectuate the reverse merger or acquisition does not change the distribution percentage of Plan Shares between HFG and the Class 4 Allowed General Unsecured Creditors of the Liquidating Debtors pursuant to this Plan or otherwise affect any obligation or requirement set forth in this Plan.

               (f) Timothy P. Halter, the sole shareholder, officer and director of HFG, will serve as the initial sole director and officer of each Post Confirmation Debtor.

               (g) All costs and expenses associated with or related to the conversion of any of the Target Debtors, any subsequent mergers, the issuance of the Plan Shares and any other filings or actions with regard thereto shall be borne solely by HFG. The only amount to be paid by the Debtors will be any tax existing on the Confirmation Date which must be paid in order to continue the corporate existence of the Target Debtors.

               Section 6.2 Corporate Governance of the Post Confirmation Debtors. On the Effective Date automatically and without further action, (i) each existing member of the Board of Directors of each Target Debtor will resign or be terminated by the Plan Agent, and (ii) Tim Halter shall be deemed the sole officer and director of each Post Confirmation Debtor.

               Section 6.3 Corporate Governance of Serenity. On the Effective Date automatically and without further action, (i) each existing member of the Board of Directors of Serenity will resign or be terminated by the Plan Agent, and (ii) the Plan Agent shall be deemed the sole shareholder, officer and director of Serenity.

               Section 6.4 The Reverse Merger or Acquisition.

               (a) Although none of the Post Confirmation Debtors will have any significant assets or operations, they will each possess a shareholder base which may make them attractive acquisition or merger candidates to operating privately held corporations seeking to become publicly held. Such merger or acquisition transactions are typically referred to as "reverse mergers" or "reverse acquisitions." The terms "reverse merger" or "reverse acquisition" as
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used in this Plan are  intended  to  permit  any kind of  business  combination, including a stock exchange, which would benefit the shareholders of a Post Confirmation Debtor by allowing them to own an interest in a viable, operating business enterprise. Any intermediate steps, such as issuance of uncertificated Plan Shares of a Post Confirmation Debtor in conjunction with the necessary documentation of a direct merger wherein the Plan Shares issued are those of a successor, are also authorized under ss. 1145.

               (b) Each Post Confirmation Debtor shall complete a reverse merger or acquisition transaction by its applicable Consummation of the Plan Date if an opportunity to do so exists that is acceptable to such Post Confirmation Debtor in its reasonable business judgment.

               (c) In the event a Post Confirmation Debtor does not complete a reverse merger or acquisition transaction by its applicable Consummation of the Plan Date, the Plan Shares issued under the Plan as to such Post Confirmation Debtor shall be deemed cancelled and void. The Consummation of the Plan Date(s) may be extended, in the manner set forth in Section 6.3(d) if the Plan Agent does not meet the requirements set forth in Section 6.3(c) within the time periods referenced in those Sections as to the Post Confirmation Debtor involved.

               (d) As to each Post Confirmation Debtor, the terms and conditions of the proposed reverse merger or acquisition transaction shall be approved by the majority of the members of the board of directors of such Post Confirmation Debtor. No vote by the shareholders of such Post Confirmation Debtor shall be required. Except as otherwise set forth in the Plan, any matters presented to the shareholders of any Post Confirmation Debtor prior to the completion of the reverse merger or acquisition, shall be approved by shareholders in a manner consistent with applicable law.

               Section 6.5 Distribution of the Plan Shares

               (a) Each reverse merger or acquisition of a Post Confirmation Debtor will include the issuance of a sufficient number of Plan Shares to meet the requirements of the Plan. Such number is estimated to be approximately
500,000 Plan Shares relative to each Post Confirmation Debtor, but the exigencies of a prospective reverse merger or acquisition dictate, may modify this capital structure, but in no way shall such modification affect any obligations of HFG hereunder nor affect the ratio of Plan Shares issued to HFG and the holders of Allowed Class 4 General Unsecured Claims against any Target Debtor. The Plan Shares shall all be of the same class.

               (b)  The  Plan  Shares  will be  issued  relative  to  each  Post
Confirmation Debtor as soon as practicable after the Plan Agent has (i) determined all Allowed Class 4 General Unsecured Claims as to the Target Debtors and (ii) delivered to HFG the list described in Section 6.3(c) below with regard to the applicable claimants who are to be the recipients of same. Eighty percent (80%) of the Plan Shares relative to each Post Confirmation Debtor will be issued to HFG in exchange for the release of its rights to an Administrative Claim and for the performance of certain services and the payment of certain fees related to the anticipated reverse merger or acquisition transactions described in the Plan. The remaining twenty percent (20%) of the Plan Shares
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relative to each Post  Confirmation  Debtor will be issued to holders of Allowed
Class 4 Unsecured Claims as to the Target Debtors. Plan Shares will be issued, if at all, in addition to any Cash or other property distributed pursuant to the Distribution Scheme.

               (c) The number of Plan Shares each holder of an Allowed General Unsecured Claim shall receive in each Post Confirmation Debtor will be determined in accordance with the requirements of Section 4.4(b) of the Plan (inclusive of Section 4.7(b), if applicable).

               (d) Each Post Confirmation Debtor, in its sole discretion, may issue Plan Shares in multiple phases prior to the completion of the claims allowance process, upon receipt of the following information to be delivered by the Plan Agent to the Post Confirmation Debtors no later than 120 days after the Effective Date: (i) a listing of the holders of Allowed Class 4 General Unsecured Claims and, if applicable, Allowed Class 7 Subordinated Claims against the Target Debtors; (ii) a listing of those holders of Class 4 General Unsecured Claims against any of the Target Debtors subject to objection and the amounts of their asserted Claims and the amount of recovery sought in any Avoidance Action. Such information will enable the Plan Agent and each Post Confirmation Debtor to properly take into account all asserted claims.

               (e) Failure of the Plan Agent to deliver the required information within 120 days of the Effective Date shall cause all Consummation of the Plan Dates to be extended for the number of days past the 120th day that it takes the Plan Agent to deliver the required information.

               (f) Once a Post Confirmation Debtor has elected to issue the Plan Shares in multiple phases, the Plan Agent and such Post Confirmation Debtor will determine (i) the number of Plan Shares to be issued to holders of Allowed Class 4 General Unsecured Claims against any of the Target Debtors not subject to, or likely to be subject to, an objection or an Avoidance Action and (ii) the approximate number of Plan Shares to be allocated for future issuance to holders of Class 4 General Unsecured Claims against any of the Target Debtors subject to, or likely to be subject to, an objection or an Avoidance Action. As soon as practicable after the Plan Agent has made such determination, the Post Confirmation Debtor will issue the Plan Shares to the holders of Allowed Class 4 General Unsecured Claims against any of the Target Debtors not subject to, or likely to be subject to, an objection or an Avoidance Action. Holders of Class 4 General Unsecured Claims against any of the Target Debtors subject to, or likely to be subject to, an objection or an Avoidance Action will each receive a Ratable Proportion of the Plan Shares allocated for future issuance as soon as
practicable  after  resolution  of  the  objection  or  Avoidance  Action.   The
approximate number of Plan Shares allocated for future issuance to the holders of Class 4 General Unsecured Claims against any of the Target Debtors subject to, or likely to be subject to, an objection or an Avoidance Action is an estimate only and the number of Plan Shares actually received by such holder may differ from such number. Any portion of the Plan Shares allocated but not issued to a holder of a Class 4 General Unsecured Claim against any of the Target Debtors that is subject to, or likely to be subject to, an objection or an Avoidance Action, upon a determination of the actual amount of the Allowed Class 4 Unsecured Claim against any of the Target Debtors will be accumulated and issued ratably, as applicable, to all Allowed Class 4 Allowed General Unsecured Claim against any of the Target Debtors once all of the objections and Avoidance
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PLAN OF REORGANIZATION                                                   Page 17


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Actions are resolved either by written agreement by and between the claimant and the Plan Agent or by a Final Order.

               (g) In the event that any Post Confirmation Debtor shall at any time prior to the issuance of all of the Plan Shares (i) declare a dividend on its outstanding common stock in shares of its capital stock, (ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its common stock (including any such reclassification in connection with a consolidation or merger in which the Post Confirmation Debtor is the continuing corporation), then, in such case, the number of allocated but unissued Plan Shares shall be proportionately adjusted so that the holders of Allowed Class 4 General Unsecured Claims against any of the Target Debtors, as may be applicable to the Post Confirmation Debtor at issue, who have not yet received a Ratable Proportion of the Plan Shares shall each be entitled to receive the aggregate number of Plan Shares which, if such holder had owned such shares immediately prior to the record date of such dividend, subdivision, combination or reclassification, such holder would be entitled to receive or own by virtue of such dividend, subdivision, combination or reclassification. Any portion of the Plan Shares allocated for, but not issued to, holders of Class 4 General Unsecured Claims against any of the Target Debtors subject to unresolved objections and which are to be issued to holders of Allowed Class 4 Unsecured Claims against any of the Liquidating Debtors, as may be applicable to the Post Confirmation Debtor at issue, shall be adjusted in the same manner.

               (h) Notwithstanding anything contained in the Plan to the contrary, holders of Allowed Class 4 General Unsecured Claims against any Target Debtor that is subject to unresolved objections as of the date any matter is presented to the Plan Share holders for a vote by a Post Confirmation Debtor, including the approval of a reverse merger or acquisition, after the Effective Date, shall not be entitled to vote thereon.

               (i) The Plan Shares will be issued, if at all, only to holders of Allowed General Unsecured Claims and to HFG pursuant to ss. 1145(a)(1)(A) and
Section 4.4(b) and, if applicable, Section 4.7(b) of the Plan. The Plan Shares issued are not subject to any statutory restrictions on transferability, except those set forth in ss. 1145 or otherwise applicable federal law. However, prior to the completion of a reverse merger or acquisition and certain required filings with the appropriate regulatory or other authorities to be made thereafter, there will be no established trading market for the Plan Shares. Moreover, to avoid application of ss. 1141(d)(3) and to secure a discharge under ss. 1141(d)(1), the holders of the Plan Shares issued to holders of Allowed Class 4 General Unsecured Claims against any Target Debtor shall be enjoined by the Confirmation Order from trading Plan Shares until the completion of a reverse merger or acquisition prior to the applicable Consummation of the Plan Date. To further assure that all applicable laws are otherwise complied with, the Confirmation Order will enjoin the trading, selling or assigning of Allowed Class 4 General Unsecured Claims against any Target Debtor from and after the Confirmation Date of the Plan up to the date of the issuance of Plan Shares of each of the Post Confirmation Debtors to specific creditors. HFG, however, may transfer a portion of its Plan Shares prior to a reverse merger or acquisition in a private transaction without any restriction in a manner consistent with all applicable state and federal securities laws to a single transferee or group of transferees under common control. HFG may also transfer a portion of its Plan Shares prior to a reverse merger or acquisition in a private transaction without
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PLAN OF REORGANIZATION                                                   Page 18


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

any restriction in a manner consistent with all state and federal securities laws to its employees and representatives. Any such transferee or group of transferees shall be subject to the same restrictions under the Plan as HFG. In any event, HFG may not transfer its responsibility to find a reverse merger or acquisition candidate and complete the tasks set forth in the Plan pertaining thereto. Any such transfer by HFG that does not comply with this section will be void. If the form of the transaction requires the exchange of Plan Shares, such transaction would be registered, if so required by the Securities Act of 1933, as amended.

               (j) HFG shall be responsible for assisting each Post Confirmation Debtor in identifying a potential reverse merger or reverse acquisition candidate. HFG shall be responsible for and pay each Post Confirmation Debtor's costs and expenses associated with the reverse merger or reverse acquisition transactions. HFG shall provide consulting services in connection therewith at its own cost, which may include: (i) preparing proposals involving the structure of the transactions; (ii) preparing the merger or stock exchange agreements; and
(iii) preparing necessary documents to obtain the Plan Share holder approval described herein.

               Section 6.6 Post Confirmation Date Reporting. The president of each Post Confirmation Debtor shall:

               (a) upon completion of a reverse merger or acquisition prior to the Consummation of the Plan Date automatic expiration period for a specific Debtor, file a certificate of completion regarding the reverse merger or acquisition.

               (b) forward to each Plan Share holder written confirmation of the completion of a reverse merger or acquisition transaction within 15 days after such completion; and

               (c) forward to each Plan Share holder written notice of the per share market value of the Plan Shares within 15 days of the first trading date on a public market.

               Section 6.7 Filing of Returns and Effect on Consummation of the Plan Date. The Plan Agent shall be responsible for preparing and filing on behalf of each Target Debtor and Post Confirmation Debtor any necessary federal, state or local tax returns for year 2007, and any preceding years to the extent such tax returns have not been filed. The Plan Agent shall use his reasonable judgment in determining which tax returns are necessary; provided however, that in the event that said returns are not filed within 60 days after the Effective Date, then the Consummation of the Plan Date as to the applicable Post
Confirmation Debtor shall be extended by the number of days required to file such tax returns beyond such 60-day period. The Plan Agent shall be authorized to execute and file on behalf of the Target Debtors all state and federal tax returns required to be filed under applicable law and to pay any taxes due in connection with such returns. The Plan Agent shall be authorized to file any action pursuant to ss. 505 regarding the determination of any tax alleged to be due and owing by the Target Debtors.
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PLAN OF REORGANIZATION                                                   Page 19



DALLAS 1818196v2
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--------------------------------------------------------------------------------
                  If HFG Does Not Elect to Receive Plan Shares
                         --------

If HFG elects to receive payment of its Allowed Administrative Expenses in lieu of Plan Shares, then the following Sections 6.8-6.9 of the Plan shall apply and the preceding Sections 6.1-6.7 of the Plan shall not apply.
--------------------------------------------------------------------------------

               Section 6.8 Corporate Governance. On the Effective Date automatically and without further action, (i) each existing member of the Board of Directors of each Liquidating Debtor will resign or be terminated by the Plan Agent, and (ii) the Plan Agent shall be deemed the sole shareholder, officer and director of each such Liquidating Debtor.

               Section 6.9 Continuing Existence.

               (a) From and after the Confirmation Date, the Liquidating Debtors shall continue in existence for the purpose of (i) winding up their affairs as to any remaining assets of the Estate as expeditiously as reasonably possible,
(ii) liquidating, by conversion to Cash or other methods, any remaining assets of their Estates as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Liquidating Debtor,
(iv) resolving Disputed Claims, (v) administering the Plan for each of the Liquidating Debtors and their respective Creditors and Interest holders, and
(vi) filing appropriate tax returns.

               (b) For each Liquidating Debtor, upon the liquidation of all assets of such Debtor's Estate pursuant to the Plan and the filing by or on behalf of such Debtor of a certification to that effect with the Bankruptcy Court, the Liquidating Debtor shall be deemed dissolved for all purposes without the necessity for any further actions to be taken by or on behalf of such Debtor or payments to be made in connection therewith; provided, however, that the Liquidating Debtor shall file with the appropriate state authority a certificate of dissolution. From and after the Effective Date, no Liquidating Debtor shall be required to file any document, or take any other action, to withdraw its business operation from any state in which such Debtor was previously conducting its business operations.

                                  ARTICLE VII
                         LIQUIDATING TRUST; PLAN AGENT


               Section 7.1 Purpose of Trust. The Liquidating Trust is created pursuant to the Plan for the primary purpose of collecting, liquidating and distributing the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. The Liquidating Trust is intended to be classified as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation ss. 301.7701-4(d). The Plan Agent shall ascribe valuations to the assets assigned or transferred to the Liquidating Trust on the dates of assignment and transfer of such assets to the Liquidating Trust, and such valuations shall be used by the Debtors and the Plan Agent for all federal income tax reporting purposes.

               Section 7.2 Governing Document. The Liquidating Trust shall be governed by the Trust Agreement, which shall be made available for inspection by any party in interest at the offices of the Debtors' counsel prior to the Confirmation Hearing.
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PLAN OF REORGANIZATION                                                   Page 20


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Section 7.3 Vesting of Assets in the Liquidating Trust.

               (a) Unless otherwise dealt with under the Plan, (i) the property of the Liquidating Debtors' Estates, including all property of the estate under ss. 541 and excluding the Transition Assets, and (i) if the Purchaser does not acquire the New Equity Interests, the property of the SMSA II Debtors' Estates, including all property under ss. 541 and excluding the Acquired Assets (if any) and the Transition Assets, shall vest in the Liquidating Trust on the Effective Date (such property when vested in the Liquidating Trust, the "Trust Property").

               (b) From and after the Effective Date, the Trustee may administer the Liquidating Trust pursuant to the terms of the Plan and the Trust Agreement, and may, among other things, borrow money pursuant to the Post Confirmation Credit Facility and use, pledge, acquire and dispose of Trust Property free of any restrictions imposed under the Bankruptcy Code.

               (c) The Confirmation Order shall provide the Plan Agent with express authority to convey, transfer and assign any and all Trust Property and to take all actions necessary to effectuate same.

               (d) As of the Effective Date, all Trust Property shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in this Plan.

               (e) The Liquidating Trust will be organized and will operate in such a manner as to minimize its tax obligations.

               (f) The Liquidating Trust will be responsible for paying any quarterly U. S. Trustee fees that accrue after the Effective Date.

               (g) The Plan Agent shall make all Distributions as and when provided for under the Plan. The Plan Agent shall serve without bond and shall receive no other fee for its services other than its fees earned as Plan Agent.

               (h) From and after the Effective Date, and until all payments and distributions to holders of Allowed Claims have been made under the Plan, the Liquidating Trust shall remain constituted and in existence. The Plan Agent shall be authorized, without any supervision by or approval of the Bankruptcy Court or the Office of the United States Trustee, as the case may be, to employ and compensate such persons, including counsel and accountants, as each may deem necessary to enable it to perform its functions hereunder, and the fees and costs of such employment and other expenditures shall be paid from the Liquidating Trust. Any fees and expenses of professionals incurred during the period between the Confirmation Date and the Effective Date shall remain subject to the jurisdiction of the Court and approved in accordance with the Plan.

               (i) After the Effective Date, the affairs of the Liquidating Trust and of all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Plan Agent, in consultation with the Executive Committee, as provided by the terms of the Plan and Trust Agreement. In the performance of his duties hereunder, the Plan Agent shall have the rights
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PLAN OF REORGANIZATION                                                   Page 21



DALLAS 1818196v2
and powers of a debtor in possession under ss. 1107, and such other rights, powers and duties incident to causing performance of the obligations under the Plan or otherwise as may be reasonably necessary, including, without limitation, the filing of any necessary tax returns.

               Section 7.4 Plan Agent. The Plan Agent shall be Bridge Associates, LLC or such other Entity designated by a Final Order of the Bankruptcy Court. For each Debtor, the Plan will be administered by the Plan Agent on behalf of the Debtors and all actions taken thereunder in the name of a Debtor shall be taken through the Plan Agent. The Plan Agent, upon consultation with and approval by the majority of the Executive Committee members, may employ on behalf of itself and the Liquidating Trust, without Bankruptcy Court order, professional persons, as such term is used in the Bankruptcy Code, to assist the Plan Agent to carry out the duties under this Plan and the Liquidating Trust. The Plan Agent shall serve as trustee of the Liquidating Trust, and shall administer the Liquidating Trust in accordance with the Trust Agreement. The Plan Agent shall have sole responsibility for making Distributions under the Plan and pursuing Causes of Action (including Chapter 5 Causes of Action) on behalf of each of the Debtors, and the reasonable fees and expenses of the Plan Agent shall be paid out of the Claims Resolution Escrow Account upon approval by the majority of the Executive Committee members. The Plan Agent shall also have standing to monitor and seek to enforce the performance of obligations under the Plan and the performance of other provisions of the Plan that have an affect upon the treatment of Claims. The Plan Agent will also provide the information required by, and comply with the requirements of, Section 6.5 of the Plan.

               Section 7.5 Liquidation of Assets. On and after the Effective Date, the Trustee may, upon approval by the majority of the Executive Committee members but without further approval of the Bankruptcy Court, use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any assets of the Liquidating Trust for the purpose of liquidating and converting such assets to Cash, making Distributions, administering the Liquidating Trust and fully consummating the Plan.

               Section 7.6 Approval by the Executive Committee. To the extent the Plan Agent can not obtain the approval of a majority of the Executive Committee members to act under the Plan, he may petition the Bankruptcy Court for approval of same so long as the Debtors' Chapter 11 Cases remain open, and after the Chapter 11 Cases are closed, he may petition any court of competent jurisdiction for such approval. In any instance, that the Plan Agent petitions any court for approval of any action, such action shall be noticed upon all members of the Executive Committee and the counsel to the Executive Committee In any instance where the approval of an action by the Plan Agent by the Executive Committee involves a Claim or Cause of Action against a member of the Executive Committee or any other instance where a particular member of the Executive Committee has a conflict of interest as to a particular decision to be approved by the Executive Committee, such member shall not be eligible to vote on such action, and in the event of any disagreement between the remaining members of the Executive Committee resulting in a tie vote of the remaining members of the Executive Committee, the Plan Agent's decision shall control.
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PLAN OF REORGANIZATION                                                   Page 22



DALLAS 1818196v2

               Section 7.7 Retention of Rights to Pursue Causes of Action; Allocation of Proceeds.

               (a) Pursuant to ss. 1123(b)(3), as of the Effective Date, the Plan Agent (as representative of each Debtor's Estate) shall retain and have the exclusive right to enforce against any Entity any and all Claims and Causes of Action (including Chapter 5 Causes of Action) that otherwise belong to a Debtor and arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to the Plan or by other order of the Bankruptcy Court entered prior to the Effective Date, shall become assets of the Liquidating Trust, and the Plan Agent shall retain and have the exclusive right to enforce all such Claims and Causes of Action. The Causes of Action retained hereby include, without limitation, all Claims and Causes of Action listed on Appendix 3 to the Disclosure Statement.

               (b) In this connection, the Debtors and the Plan Agent will continue to review payments made by and transactions involving the Debtors prior to the Petition Date to determine whether preference and other actions to avoid such payments and transactions should be brought. Failure to specifically identify potential actions in the Plan shall not be deemed a waiver of any such action by any Debtor, Reorganized Debtor or any other party.

               (c) For any given Debtor, the Plan Agent shall not pursue any Chapter 5 Cause of Action against any Creditor of that Debtor if total Distributions made to holders of Allowed Class 4 Claims against such Debtor pursuant to the Distribution Scheme during the period from the Effective Date through November 30, 2008 equal or exceed 90% of the Face Amount of such Allowed Claims.

               (d) On the Effective Date, the Debtors shall establish a Claims Resolution Escrow Account, which shall be funded with an initial Distribution of up to $250,000 pursuant to the Distribution Scheme. The proceeds of the Claims Resolution Escrow Account shall be used to fund the cost of collecting outstanding accounts receivable, liquidating any remaining assets and pursuing and enforcing Claims and Causes of Action retained by the Debtors and the Plan Agent, including the post Effective Date fees and expenses of counsel to the Plan Agent and the Executive Committee. Any proceeds from such Claims and Causes of Action, net of the costs of collection (to the extent such costs exceed the amount available in the Claims Resolution Escrow Account) shall be deposited into the account designated by the Plan Agent and distributed pursuant to this
Section 7.7. The Plan Agent shall separately account for the costs associated with each Chapter 5 Cause of Action pursued on behalf of each Debtor and shall charge such costs against the proceeds, if any, recovered on account of the such Chapter 5 Cause of Action prior to Distribution.

               (e) To the extent that the Plan Agent recovers Cash or other property based on Causes of Action against Troy Clanton or his affiliates or relatives or the collection of a receivable or the liquidation of other assets (excluding other Causes of Action), such Cash or other priority shall be (i) first, distributed to the Claims Resolution Escrow Account to the extent of the costs associated with the collection of such receivable or liquidation of such asset, and (ii) second, designated as part of the Capital Infusion and distributed as pursuant to the Distribution Scheme.
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               (f) To the  extent  that the Plan  Agent  recovers  Cash or other property in connection with a Cause of Action other than a Cause of Action against Troy Clanton or his affiliates or relatives, such Cash or other property shall, with the approval of the Executive Committee, be distributed (i) first, to the Claims Resolution Escrow Account to the extent of the costs associated with such Chapter 5 Cause of Action, and (ii) second, to holders of Allowed General Unsecured Claims against the Debtor on whose behalf such Cash or other property was recovered.

               Section 7.8 Accounts. The Plan Agent may establish one or more interest-bearing accounts as it determine may be necessary or appropriate to effectuate the provisions of the Plan. To the extent reasonably possible, the Plan Agent shall attempt to indemnify the funds in accordance with ss. 345.

               Section 7.9 Indemnification; Mutual Indemnification. The Debtors shall indemnify and hold the Plan Agent and its professionals harmless from any loss, liability, claim, demand, or cause of action that is asserted against the Plan Agent and that arises directly from payments or distributions under the Plan or actions taken in connection with the implementation of the Plan or the resolution of objections to Claims. Notwithstanding anything in the Plan or the Confirmation Order to the contrary, the Plan Agent shall not be indemnified for intentional or willful misconduct. The Debtors shall further indemnify and hold the Plan Agent and the Liquidating Trust and their respective agents, representatives, attorneys, and accountants harmless from any and all claims and causes of action arising with respect to any asset transferred or assigned to the Liquidating Trust prior to the date on which it is transferred or assigned to the Liquidating Trust; and the Plan Agent and the Liquidating Trust shall indemnify and hold the Debtors and their agents, representatives, attorneys, and accountants harmless from any and all claims and causes of action arising with respect to any asset transferred or assigned to the Liquidating Trust after the date on which it is transferred or assigned to the Liquidating Trust.

               Section 7.10 Payment of Fees and Expenses to Plan Agent. The Plan Agent shall be entitled to reimbursement of its reasonable and necessary expenses incurred in carrying out its duties under the Plan upon approval by a majority of the Executive Committee members. The Plan Agent shall be compensated for its time in administering the implementation of the Plan and the resolution of objections to Claims without further motion, application, notice, hearing or other order of the Bankruptcy Court upon approval by a majority of the Executive Committee members. The Executive Committee and the Plan Agent shall negotiate an agreement with respect to the compensation of the Plan Agent, which compensation (including fees and reasonable and necessary expenses) shall be paid from the Claims Resolution Escrow Account.

               Section 7.11 Resignation, Replacement or Termination of Plan Agent. From and after the Confirmation Date, the Plan Agent or his successor shall continue to serve in his capacity as the officer and responsible person of each Liquidating Debtor through the earlier of (i) the date the last Liquidating Debtor is dissolved in accordance with the Plan, and (ii) the date the Plan Agent resigns or is replaced or terminated. From and after the Confirmation Date, the Plan Agent shall be appointed the sole officer and director of each Liquidating Debtor (and all bylaws, articles of certificates of incorporation, and related corporate documents are deemed amended by this Plan to permit and
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authorize such sole appointment) and, for each Liquidating  Debtor,  shall serve in such capacity through the earlier of (x) the date such Liquidating Debtor is dissolved in accordance with this Plan, and (y) the date the Plan Agent resigns or is terminated or unable to serve; provided, however, that, in the event that the Plan Agent resigns or is terminated or unable to serve as a director, then the Executive Committee shall select the Plan Agent's successor, who shall then be deemed to be appointed the sole director for each Liquidating Debtor and shall serve in such capacity until the last Liquidating Debtor is dissolved in accordance with the Plan. After the Effective Date, any other remaining officer or director of any Liquidating Debtor other than the Plan Agent is deemed to be terminated by the Bankruptcy Court as provided in Sections 6.2, 6.3 and 6.8, as applicable.

               Section 7.12 Counterclaims. The Trust shall not be subject to any counterclaims with respect to any Causes of Action constituting Trust Assets, provided however, that Causes of Action constituting Trust Assets will be subject to any set-off rights to the same extent as if the Debtors themselves had pursued the Causes of Action.

               Section 7.13 Termination of Liquidating Trust. The Liquidating Trust shall terminate when the Plan Agent has performed all his duties under the Plan and the Trust Agreement.

                                  ARTICLE VIII
             DISPUTED CLAIMS, DISPUTED INTERESTS, AND MISCELLANEOUS
                            DISTRIBUTION PROVISIONS


               Section 8.1 Objections. An objection to the allowance of a Claim (other than an Administrative Expense) or Interest shall be in writing and may be Filed only by the Plan Agent, on behalf of the applicable Debtor, at any time on or before the Objection Deadline. The "Objection Deadline" shall be the latest to occur of (a) the 180th day following the Effective Date of such Plan unless such period is extended by order of the Bankruptcy Court, (b) thirty (30) days after the Filing of the proof of such Claim or Interest, and (c) such other date set by order of the Bankruptcy Court. The Plan Agent, on behalf of the applicable Debtor, will prosecute any such objection until determined by a Final Order unless the Plan Agent (i) compromises and settles such objection to a Claim or Interest by written stipulation subject to Bankruptcy Court approval, if necessary, or (ii) withdraws such objection.

               Section  8.2  Amendments  to  Claims;   Claims  Filed  After  the
Confirmation Date. Except as otherwise provided in the Plan, after the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount thereof. Except as otherwise provided in the Plan, any new or amended Claim Filed after the Confirmation Date shall be deemed Disallowed in full and expunged without any action by any Debtor or the Plan Agent.

               Section 8.3 Distributions. On each Distribution Date, the Plan Agent shall make Distributions to the holders of Allowed Claims on the terms set forth herein.
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               Section  8.4  Distributions  on Account of  Disputed  Claims.  No
Distributions will be made on a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim. In determining the amount of Distributions to be made under the Plan to the holders of Allowed Claims on the Effective Date or a Distribution Date, the appropriate Distributions shall be made as if all the Disputed Claims as of such Distribution Date were Allowed Claims in the full amount claimed by the holders thereof, unless otherwise ordered or estimated by the Bankruptcy Court.

               Section 8.5 Disputed Claim Reserves.

               (a) Reserve for Disputed Claims. On or before the Effective Date, the Purchaser shall transmit to the Plan Agent the net proceeds of purchase price for the New Equity Interests or the Acquired Assets, and the Plan Agent shall reserve for the account of each holder of a Disputed Claim in the Disputed Claim Reserve Account (i) the property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim an Allowed Claim on such date or (ii) such other property as such holder and the Plan Agent may agree. In addition, a Ratable Proportion of the proceeds, if any, of Chapter 5 Causes of Action allocable to such Disputed Claims shall be deposited into the Disputed Claim Reserve Account for Distribution as provided in Section 7.7, net of the costs incurred in connection therewith (including the fees and expenses of the Plan Agent and the professionals retained by the Plan Agent and the Executive Committee, which shall be deposited in the Claims Resolution Escrow Account).

     Property reserved under this Section 8.5, including the portion of the Capital Infusion allocable to Disputed Claims, shall be set aside and to the extent practicable, held by the Plan Agent in an interest bearing account to be established and maintained by the Plan Agent pending resolution of such Disputed Claims; provided, however, that Cash shall be invested in a manner consistent with the requirements of ss. 345 or otherwise ordered by the Bankruptcy Court. All interest accruing on funds held in the Disputed Claim Reserve Account shall be added to funds available for Distribution.

     To the extent a Disputed Claim becomes an Allowed Claim, the property reserved for the holder thereof shall be distributed by the Plan Agent to such holder as soon as practicable after such Claim becomes an Allowed Claim. To the extent an objection to a Disputed Claim is upheld or a Claim is withdrawn or reduced, the reserves held on account of such Disputed or withdrawn Claim shall be distributed pursuant to the Distribution Scheme. When all Disputed Claims have been resolved and corresponding Distributions made thereon, any amounts remaining in the Disputed Claim Reserve Account shall be added back to the Capital Infusion and Distributed pursuant to the Distribution Scheme.

     (b) Reserved Amounts and Estimations. For purposes of effecting the reserve provisions of this Section 8.5 and the Distributions of Cash to holders of Allowed Claims, upon a request for estimation by a Debtor or the Plan Agent, the Bankruptcy Court will determine what amount of Cash is sufficient to reserve on account of any Disputed Claim not otherwise treated in the Plan, pursuant to ss. 502 or other applicable law, in which event the amount so determined will be reserved on account of such Disputed Claim for purposes of the Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum amount for such Disputed Claim, which amount will be the maximum amount in which such Claim may
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ultimately be Allowed,  if such Claim is Allowed in whole or in part. If no such estimation is requested with respect to a liquidated Disputed Claim, the Plan Agent will reserve Cash in the Disputed Claim Reserve Account based on the Face Amount of such Claim until the Claim is Allowed by an order of the Bankruptcy Court, at which time the reserve amount pending a Final Order may be the amount so Allowed.

               Section 8.6 Undeliverable or Unclaimed Distributions.

               (a) Any Entity that is entitled to receive a Cash Distribution under the Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Plan Agent for the amount of the original check, without any interest, if such Entity requests the Plan Agent to reissue such check and provides such documentation as may be requested to verify that such Entity is entitled to such check prior to the later of (a) the second anniversary of the Effective Date and (b) six (6) months after such Entity's Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date,
(b) six (6) months following the date such Entity's Claim becomes an Allowed Claim, or (c) for any Distribution issued more than two years after the Effective date, 180 days following the date of issuance, such Entity shall not be entitled to receive any Distribution under the Plan with respect to the amount of such check. If the Distribution to any holder of an Allowed Claim is returned to the Plan Agent as undeliverable, no further Distributions will be made to such holder unless and until the Plan Agent is notified in writing of such holder's current address; provided, however, that the Plan Agent shall make reasonable efforts to contact the holder of such Allowed Claim, identify the correct mailing address and resend the Distribution.

               (b) All Claims for undeliverable Distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Entity's Claim becomes an Allowed Claim. After such date, all unclaimed property shall revert to the corresponding Debtor and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

               Section 8.7 Allocation of Consideration. The aggregate consideration to be distributed to a holder of an Allowed Claim under the Plan shall be treated as first satisfying an amount equal to the stated principal amount of such Allowed Claim and any remaining consideration as satisfying accrued but unpaid interest, if any, thereon.

               Section 8.8 Transmittal of Distributions and Notices.

               (a) Any property or notice other than Cash Distributions made through this Article VIII which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim, the address that is listed on the Schedules for that Entity. The date of
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Distribution  shall  be  the  date  of  mailing,  and  property  distributed  in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

               (b) A holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Debtors or the Plan Agent of that address in writing. The new address shall be effective upon receipt by the Debtors or Plan Agent, as the case may be.

               Section 8.9 Method of Cash Distributions. Any Cash payment to be made pursuant to the Plan may be made, at the option of the Plan Agent, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

               Section 8.10 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

               Section 8.11 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

               Section 8.12 Closing of the Chapter 11 Case. For each Liquidating Debtor, when all Disputed Claims filed against such Debtor have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of such Debtor have been liquidated and converted into Cash (other than those assets abandoned pursuant to ss. 554), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Plan Agent deems appropriate in consultation with the Executive Committee, the Plan Agent shall seek authority from the Bankruptcy Court to close its Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                   ARTICLE IX
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES


               Section  9.1  Executory  Contracts  and  Unexpired  Leases  to be
Assumed. Except as otherwise provided in the Plan or in any order of the Bankruptcy Court, on the Effective Date, all executory contracts or unexpired leases listed on the Schedule of Assumed Contracts shall be either (i) assumed by the SMSA II Debtors in connection with the Purchaser's purchase of the New Equity Interests or (ii) assumed by the SMSA II Debtors and assigned to the Purchaser or its designee in connection with the Purchaser's purchase of the Acquired Assets. Each contract and lease listed on the Schedule of Assumed Contracts shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease as contemplated by ss. 365, and nothing contained herein shall constitute an admission by any SMSA II Debtor that such contract or lease is an executory contract or unexpired lease or that any SMSA II Debtor has any liability thereunder. Further, such assumption is subject to the same rights that the SMSA II Debtors held or hold at, on, or after the
Petition  Date  to  modify  or  terminate  such  agreements   under   applicable
non-bankruptcy law. To the extent the Bankruptcy Court or any other court of competent jurisdiction, determines, either before, on, or after the Effective
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Date,  that any  agreement  in the form of a lease of real or personal  property identified for assumption on the Schedule of Assumed Contracts is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to this Section 9.1 shall revest in and be fully enforceable by the Reorganized Debtors or, if assigned, the Purchaser in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

               Section 9.2 Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute a Final Order of the Bankruptcy Court approving the assumptions, revestments and, to the extent not subject to dispute, the cure amounts described in this Article IX and the Schedule of Assumed Contracts pursuant to ss. 365 effective as of the Effective Date.

               Section 9.3 Objections to Assumption of Executory Contracts and Unexpired Leases.

               (a)  Any  Entity  objecting  to the  SMSA  II  Debtors'  proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the cure amount set forth in the Cure Amounts Motion, shall File and serve a written objection to the assumption of such contract or lease on or before 4:00 p.m. Central Time on July 25, 2007. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance.

               (b) If any Entity Files an objection to the proposed assumption of an executory contract or unexpired lease by an SMSA II Debtor based on any ground other than the adequacy of the cure amount set forth in the Cure Amounts Motion, and the Bankruptcy Court ultimately determines that the SMSA II Debtors cannot assume such contract or lease or that the SMSA II Debtors, Reorganized Debtors or Purchaser, as appropriate, cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the SMSA II Debtors, Reorganized Debtors or Purchaser, as appropriate, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been rejected pursuant to Section 9.6 hereof.

               Section 9.4 Objections to Proposed Cure Amounts.

               (a) The Cure Amounts Motion sets forth the cure amounts to be paid in connection with the assumption by the SMSA II Debtors of the executory contracts and unexpired leases listed in the Cure Amounts Motion. The amounts identified for cure in the Cure Amounts Motion are the only amounts necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and no other defaults exist under said contract or lease.
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               (b) To the extent  that any  objection  to an amount set forth in the Cure Amounts Motion is timely Filed and served and such objection is not resolved between the SMSA II Debtors and the objecting Entity, the Bankruptcy Court shall resolve such dispute at the Confirmation Hearing. The resolution of such disputes shall not affect the SMSA II Debtors' assumption of the contracts or leases that are the subject of such a dispute, but rather shall affect only the cure amount that must be paid in order to assume such contract or lease. Notwithstanding the foregoing, if the SMSA II Debtors in their discretion determine that the amount asserted to be the necessary cure amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the SMSA II Debtors may, prior to or at the Confirmation Hearing, elect to reject such contract or lease pursuant to Section 9.6 hereof.

               (c) The SMSA II Debtors believe that any executory contract or unexpired lease that is listed on the Cure Amounts Motion and does not list a corresponding cure amount may be assumed by the SMSA II Debtors without the payment of any monetary cure amount. Accordingly, there are no cure amounts owing under any of the executory contracts or unexpired leases other than those listed in the Cure Amounts Motion.

               Section 9.5 Payment Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to Section 9.4 hereof as of Confirmation Date, monetary defaults, if any, under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the SMSA II Debtors or the Reorganized Debtors, pursuant to ss. 365(b)(1), by payment in Cash of the amount set forth in the Cure Amounts Motion or such other amount as ordered by the Bankruptcy Court or agreed to by the SMSA II Debtors on or as soon after the Effective Date as practicable or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 9.4, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the SMSA II Debtors or the Reorganized Debtors, as the case may be, and the party to the contract or lease.

               Section 9.6 Executory Contracts and Unexpired Leases to be Rejected.

               (a) On the Effective Date, all executory contracts and unexpired leases to which an SMSA II Debtor is a party that are not listed on the Schedule of Assumed Contracts shall be automatically rejected by the SMSA II Debtors without further notice or order.

               (b) On the Effective Date, all executory contracts and unexpired leases to which a Liquidating Debtor is party shall be automatically rejected by the Liquidating Debtors without further notice or order.


               (c) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to ss. 365, effective as of the Petition Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for Filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.
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               Section 9.7 Bar Date for Rejection  Damages.  If the rejection of an executory contract or unexpired lease pursuant to Section 9.6 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is a Miscellaneous Secured Claim, shall be classified in Class 3, and to the extent that it is timely Filed and is a General Unsecured Claim, shall be classified in Class 4 or Class 5, as appropriate; provided, however, that in either event any Claim arising from the rejection of an executory contract or unexpired lease shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their affiliates, successors, Estates, or their properties, unless a proof of Claim is Filed and served on the Debtors or the Plan Agent, as applicable, within thirty
(30) days after the Confirmation Date.

               Section 9.8 Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the SMSA II Debtors on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date, shall revest in, and remain in full force and effect as against, the Reorganized Debtors and the other parties to such contracts, leases and other agreements.

                                    ARTICLE X
                     DISCHARGE, RELEASES AND INDEMNIFICATION


               Section 10.1 Releases and Discharge of Claims and Interests.

               (a) Except as otherwise specifically provided by the Plan, the Confirmation (subject to the occurrence of the Effective Date) shall discharge the following Debtors from any debt that arose before the Confirmation Date, and any debt of the kind specified in ss.ss. 502(g), 502(h) or 502(i) , whether or not a proof of Claim is Filed or is deemed Filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on the
Plan:

                              (i) each SMSA II Debtor and Reorganized Debtor, if
               the Purchaser consummates the acquisition of the New Equity Interests pursuant to the New Equity Interests Purchase Agreement; and

                              (ii) any Post Confirmation Debtor and the corresponding Liquidating Debtor, if and only if such Post Confirmation Debtor completes a reverse merger and timely files its Certificate of Completion prior to the corresponding Consummation of the Plan Date.

               (b) Except as otherwise specifically provided by the Plan, the Distributions and rights that are provided in the Plan shall be in complete satisfaction and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in each Debtor and Reorganized Debtor and the assets and properties of each Debtor and Reorganized Debtor, whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through any Debtor or Reorganized Debtor) against, Claims (as defined in ss. 101) against, liabilities (as guarantor of a Claim or otherwise) of, Liens on the direct or indirect
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assets and  properties  of, and  obligations  of successors and assigns of, each
Debtor and Reorganized Debtor and its successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on the Plan.

               (c) On the Effective Date, each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date every other Debtor and
Reorganized Debtor from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, Reorganized Debtor, the Plan or the Chapter 11 Cases, including without limitation, all Intercompany Claims, any and all claims for substantive consolidation with the SMSA II Debtors and any and all claims that the Liquidating Debtors and SMSA II Debtors compose a "single business enterprise."

               (d) On the Effective Date, each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date (i) each present officer, director, employee, consultant, financial advisor, attorney, accountant and other representatives of the Debtors, (ii) the Entities serving on the Creditors Committee and, solely in their capacity as members or representatives of the Creditors Committee or the Executive Committee, each consultant, attorney, accountant or other representative or member of the Creditors Committee or Executive Committee, and (iii) the DIP Lender and, solely in its capacity as representatives of the DIP Lender, each of the DIP Lender's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i) through (iii) are referred to collectively as the "Released Parties"; provided, however, that neither Troy Clanton nor William Zimmerman is a Released Party for any purpose herein), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or at any time from the Petition Date through and including the Effective Date in any way relating to any Debtor, Reorganized Debtor, the Chapter 11 Cases or the Plan, except that no Released Party shall be released from acts or omissions which are the result of willful misconduct or fraud.

               (e) The foregoing release provisions are an integral part of the Plan and are essential to its implementation. If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.
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               Section 10.2 Releases of Insiders.

(a) The releases set forth in this Section 10.2 shall become effective only upon the approval by the Bankruptcy Court of the Release Conditions, either in connection with the Confirmation of this Plan or the approval of a separate compromise and settlement proposed under Bankruptcy Rule 9019; provided, that such Release Conditions are approved and satisfied on or prior to the Effective Date.

               (b) On the Effective Date, each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date Troy Clanton from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence on or at any time from the Petition Date through and including the Effective Date in any way relating to the Chapter 11 Cases or the Plan, except that Troy Clanton shall not be released from acts or omissions which are the result of willful misconduct or fraud.

               (c) On the Effective Date, each Debtor and Reorganized Debtor, on behalf of itself, shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date Troy Clanton from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or at any time prior to the Petition Date in any way relating to the Debtors or the Reorganized Debtors.

               (d) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

               Section 10.3 Conclusion of Chapter 11 Cases and Dissolution of Creditors Committee. Except with respect to any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors Committee shall be dissolved and the members, employees, agents, advisors, affiliates and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with or related to the Chapter 11 Cases. Notwithstanding the foregoing, the Executive Committee (and its counsel) shall continue for the purpose of monitoring the implementation of the Plan, administering the Claims objection and resolution process, monitoring the Distribution process with respect to Class 4, objecting to applications of Professionals for compensation and reimbursement and the pursuit and settlement of Chapter 5 Causes of Action until such time as the Executive Committee deems it appropriate by a majority vote to dissolve itself or all members of the Executive Committee resign. All reasonable attorney's fees and costs incurred by counsel for the Executive Committee in performing the duties contemplated by the Plan to be performed by
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the Executive Committee after the Effective Date shall be paid out of the Claims
Resolution Escrow Account.

                                   ARTICLE XI
                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE


               Section 11.1 Conditions to Occurrence of the Effective Date. For each Debtor, the following are conditions precedent to the occurrence of the Effective Date:

               (a) The Confirmation Order shall have been entered in form and substance satisfactory to such Debtor and the Creditors Committee and shall have become a Final Order.

               (b) The transactions contemplated by the Post Confirmation Credit Facility, if any, shall have closed and the Reorganized Debtors shall have sufficient Cash under the Post Confirmation Credit Facility and otherwise to satisfy all Cash obligations under the Plan due on or as of the Effective Date.


               (c) The closing under the New Equity Interests Purchase Agreement or Operations Transfer Agreement, as applicable, shall have occurred (in accordance with the terms and conditions thereof) and all amounts required to be paid by the Purchaser shall have been paid.

               (d) For each SMSA II Debtor, as applicable, the amended certificate of formation shall have been Filed with the Secretary of State with the applicable state in accordance with applicable state law and the Amended Bylaws shall have been adopted by the corresponding Reorganized Debtor.

               (e)  All  authorizations,   consents  and  regulatory   approvals
required, if any, in connection with the Plan's effectiveness shall have been obtained.

               (f) No order of a court shall have been entered and shall remain in effect restraining the SMSA II Debtors from consummating the Plan.

               (g) Such Debtor and the Creditors Committee shall have approved the applicable Plan Documents, and such Plan Documents shall have been executed in accordance with their terms. The Purchaser's New Equity Interests Purchase Agreement or Operations Transfer Agreement, as applicable, shall have been approved pursuant to the Confirmation Order and shall be performed pursuant to its terms and conditions.

               (h) All amounts required to be paid pursuant to Section 4.2 of the Plan shall have been paid in full in Cash to the DIP Lender.

               (i) All reserves required to be established on or prior to the Effective Date shall have been funded pursuant to Section 7.7 hereof, or the Plan Agent shall maintain sufficient availability under the Post Confirmation Credit Facility to fund these reserves as necessary when payments are due therefrom.
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

               (j) The Effective Date shall have occurred on or before August 15, 2007, except as extended by written agreement of the Omega Lessor. Notwithstanding anything to the contrary set forth herein, the Confirmation of the Plan as to all Debtors is not a condition precedent to the Effective Date of the Plan for any Debtor.

               Section 11.2 Waiver of Conditions to Occurrence of the Effective Date. Any Debtor may waive one or more of the conditions to the occurrence of the Effective Date as to the Confirmation of such Debtor's Plan, except 10.1(h), which may be waived by a Debtor only with the consent of the DIP Lender.

                                   ARTICLE XII
                          EFFECTS OF PLAN CONFIRMATION


               Section 12.1 Binding Effect. Upon Confirmation and pursuant to ss. 1141(a), the provisions of the Plan shall bind the Debtors, the Creditors Committee, the DIP Lender and all Creditors and Interest holders, including their successors and assigns, whether or not they vote to accept the Plan. The Claims and Distributions under the Plan to Creditors and Interests holders are in full and complete settlement of all Claims and Interests.

               Section 12.2 Revesting and Vesting. Except as otherwise specifically provided in the Plan, Confirmation Order or the New Equity Interests Purchase Agreement or Operations Transfer Agreement, as applicable, and assuming the Purchase acquires the New Equity Interests, all property comprising a SMSA II Debtor's Estate that is not otherwise sold to the Purchaser or transferred to the Liquidating Trust shall revest in the corresponding Reorganized Debtor or its successors on the Effective Date, pursuant to ss.ss. 1123(a)(5) and 1141, free and clear of all Claims, Liens, charges and encumbrances. As of the Effective Date, the Reorganized Debtors, if any, may operate their business and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor, the Plan Agent (subject to approval by the majority of the Executive Committee members) and the Executive Committee may pay the charges it incurs for professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Bankruptcy Court.

               Section 12.3 Injunction. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in a Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any Debtor, or any property of any such transferee or successor; (b) enforcing, levying,
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

               attaching  (including,   without  limitation,   any  pre-judgment
attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any Debtor, or any property of any such transferee or successor;
(c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to any Debtor, Reorganized Debtor, Post Confirmation Debtor, the Creditors Committee, the Executive Committee, any member of the Creditors Committee or Executive Committee, any of their professionals, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any Debtor; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan. Furthermore, except as otherwise expressly provided in the Plan, for the consideration described in the Plan, as of the Effective Date, all Entities who have held, hold or may hold claims released pursuant to Section 10.1 above, whether known or unknown, and their respective agents, attorneys and all others acting for or on their behalf, shall be permanently enjoined on and after the Effective Date, with respect to any claim released pursuant to Section 10.1 hereof, from (a) commencing or continuing in any manner, any action or other proceeding of any kind with respect to any claim against any Released Party or Troy Clanton, as applicable, or the property of any of them; (b) seeking the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against any Released Party or the property of any Released Party or Troy Clanton, as applicable; (c) creating, perfecting or enforcing any encumbrance of any kind against any Released Party; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to any Released Party or Troy Clanton, as applicable; and (e) taking any act, in any manner and in any place whatsoever, that does not conform to or comply with provisions of the Plan. In the event that any Entity takes any action that is prohibited by, or is otherwise inconsistent with the provisions of this Section or Section 10.1 of the Plan, then, upon notice to the Bankruptcy Court, the action or proceeding in which the claim of such Entity is asserted shall automatically be transferred to the Bankruptcy Court for enforcement of the provisions of this Section and
Section 10.1 of the Plan.
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
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               Section 12.4 Trading Injunction.  Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in a Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) transferring any Allowed Class 4 General Unsecured Claim against a Target Debtor from and after the Effective Date, until the Plan Shares as to the Post Confirmation Debtors are issued to holders of Allowed Class 4 General Unsecured Claims and, as applicable, Allowed Class 7 Subordinated Claims; and (b) subsequently transferring any the Plan Shares of a Post Confirmation Debtor until such Post Confirmation Debtor has completed its reverse merger or acquisition.
--------------------------------------------------------------------------------

               Section 12.5 Remedy for Violation of Injunctions. Should an party violate any of the injunctions set forth above, any Debtor, Reorganized Debtor or the Plan Agent may provide written notice of such default to such violating party with copies of such notice to counsel for the Plan Agent and the Executive Committee. If such violation is not cured within ten (10) days from the date of such notice of default, any Debtor, Reorganized Debtor or the Plan Agent may present an ex parte order to the Bankruptcy Court setting a day and time when such party violating the relevant injunction must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If a party is found in contempt of the Confirmation Order, the Court shall assess the cost of the party proceeding on the show cause order against the defaulting party in an amount not less than $7,500 or such higher amount as may have been actually incurred, designate a party to appear and sign or accept the documents required under the Plan on behalf of the defaulting party, and enter such other order as may be deemed necessary to compel such party's compliance with the Confirmation Order.

                                  ARTICLE XIII
                           ADMINISTRATIVE PROVISIONS


               Section 13.1 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

               (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances, (iii) preconfirmation tax liability pursuant to ss. 505, and
(iv) controversies and disputes regarding the interpretation of the Plan and documents executed in connection therewith;

               (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against a Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

               (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of a Debtor pursuant to ss. 365 and Article IX hereof;
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DALLAS 1818196v2

               (d) to determine any request for payment of an Administrative Expense entitled to priority under ss. 507(a)(1), including compensation of parties entitled thereto;

               (e) to resolve controversies and disputes regarding the interpretation and implementation of the Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

               (f) to implement the provisions of the Plan and entry of orders in aid of confirmation and consummation of the Plan, including any disputes concerning the enforceability or applicability of the releases and injunctions contained herein;

               (g) to modify the Plan pursuant to ss. 1127;

               (h) to adjudicate any and all Causes of Action that arose in the Chapter 11 Cases preconfirmation or in connection with the implementation of the Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

               (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

               (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, or the Confirmation Hearing for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

               (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Chapter 11 Cases;

               (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

               (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by ss. 1142;

               (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (o) to recover all assets of a Debtor and property of any Estate, wherever located, including any Cause of Action under ss.ss. 544 through 551;

               (p) to resolve any dispute relating to the approval and payment of the fees and expenses of the Plan Agent;
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

               (q) to hear and resolve matters concerning state, local, and federal taxes in accordance with ss.ss. 346, 505, and 1146;

               (r) to hear any other matter not inconsistent with the Bankruptcy Code;

               (s) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves or escrows to be established, under the Plan;

               (t) to enter one or more final decrees closing each Chapter 11 Case;

               (u) to enforce the injunction granted under Section 12.3 of the Plan;

               (v) to approve settlements relating to the above;

               (w) to hear and resolve matters concerning the Liquidating Trust.

               Section 13.2 Jurisdiction Over the Reorganized Debtors. Notwithstanding the jurisdiction retained in Section 13.1 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the Reorganization Securities or the rights of the holders thereof with respect to such Reorganization Securities.

               Section 13.3 Tabulation of Votes on a Non-Consolidated Basis. The Debtors will tabulate all votes on the Plan on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies ss.ss. 1129(a)(8) and/or (10) with respect to each Debtor. For each Debtor that satisfies ss.ss. 1129(a)(8) and/or (10), and provided that all other requirements to Confirmation of the Plan are met, the Confirmation of this Plan as to such Debtor shall be deemed to occur by operation of the Plan. For any Debtor that fails to satisfy either of ss.ss. 1129(a)(8) or (10), the Confirmation of this Plan as to such Debtor shall be subject to a determination of the Bankruptcy Court that the settlement described in Article II satisfies the requirements for approval under ss.ss. 1123(b)(3) and (6) and Bankruptcy Rule 9019, which determination may be made at the Confirmation Hearing. If all Classes of a Debtor accept the Plan, then the settlement set forth in Article II as to that Debtor shall occur without any evidentiary showing. If one or more, but less than all, Impaired classes of a Debtor accepts the Plan, then the approval of the settlement set forth in Article II as to that Debtor shall be addressed as part of the ss. 1129(b) case as to that Debtor's rejecting Class in order to implement the settlement set forth in Article II as to that Debtor.

               Section 13.4 Cram Down. If all of the applicable requirements for Confirmation of the Plan as to any Debtor are met as set forth in ss. 1129(a) except subsection (8) thereof, such Debtor may request the Bankruptcy Court to confirm the Plan pursuant to ss. 1129(b), notwithstanding the requirements of ss. 1129(a)(8), on the basis that the Plan is fair and equitable as to that Debtor's Creditors and does not discriminate unfairly with respect to any Impaired Class of Claims against such Debtor that does not vote to accept the Plan as described in the Disclosure Statement.
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DALLAS 1818196v2

               Section 13.5 Modification of the Plan. The Debtors reserve the right to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with ss. 1127(b), or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. After entry of the Confirmation Order, if the New Equity Interests Purchase Agreement is terminated by the SMSA II Debtors due to a breach thereof by the Purchaser, then the SMSA II Debtors shall have the right to alter, amend or modify the Plan or remedy any defect or omission in the Plan.

               Section 13.6 Exemption from Certain Transfer Taxes. Pursuant to ss. 1146(c): (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of any Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

               Section 13.7 Set-offs. Except as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, each Debtor and the Plan Agent may, but will not be required to, setoff against any Claim and the Distributions made with respect to the Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that a Debtor may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of a Debtor, nor any provision of the Plan, shall constitute a waiver or release by any Debtor of any such claims, rights and Causes of Action that any Debtor may possess against such holder. To the extent any Debtor fails to setoff against a holder of a Claim or Interest and seek to collect a claim from the holder of such Claim or Interest after a Distribution to the holder of such Claim or Interest pursuant to the Plan, the Plan Agent shall be entitled to full recovery on its claim, if any, against the holder of such Claim or Interest.

               Section 13.8 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved

PLAN OF REORGANIZATION                                                   Page 40



DALLAS 1818196v2
pursuant to the Plan, including but not limited to those set forth in Article II of the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of each Debtor, Reorganized Debtor, Estate, Creditor and Interest holder.

               Section 13.9 Withdrawal or Revocation of the Plan. Each Debtor reserves the right to revoke or withdraw the Plan as to itself prior to the Confirmation Date. If the Plan is revoked or withdrawn by a Debtor, or if the Confirmation Date does not occur with respective to a Debtor, the Plan shall have no force and effect with respect to such Debtor. Notwithstanding any such revocation or withdrawal by an individual Debtor, the remaining Debtors may nevertheless seek Confirmation of the Plan in their respective Chapter 11 Cases.

               Section 13.10 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of such Entity.

               Section 13.11 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

               Section 13.12 Severability. If any term or provision of the Plan, including Article VI, is determined the Bankruptcy Court to be invalid, void or unenforceable, such determination shall in no way limit or affect the enforceability or operative effect of any other provision of the Plan. If any term or provision of the Plan, including Article VI, is of such a character as to deny Confirmation, the Debtors reserve the right to strike such provisions from the Plan and seek Confirmation of the Plan as modified. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

               Section 13.13 Notices.

               (a) Prior to the Effective Date, all notices, requests or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

        Serenity Management Services of America, Inc.
        800 W. Arbrook, Suite 210
        Arlington, Texas 76015
        Attn: Troy Clanton
--------------------------------------------------------------------------------
PLAN OF REORGANIZATION                                                   Page 41



DALLAS 1818196v2
with copies to:

        Gardere Wynne Sewell LLP
        3000 Thanksgiving Tower
        1601 Elm Street
        Dallas, Texas 75201
        Attn: Deirdre B. Ruckman, Esq.


        -and-

        Counsel to the Creditors Committee
        Kane Russell Coleman & Logan PC
        1601 Elm Street, Suite 3700
        Dallas, Texas 75201
        Attn: Joseph Friedman, Esq.


               (b) On and after to the Effective Date, all notices, requests or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been received, by mail, addressed to the Plan Agent, counsel for the Plan Agent and counsel for the Executive Committee at the addresses designated in writing and Filed with the Bankruptcy Court on the Effective Date or as soon as reasonably practicable thereafter.

               For so long as the Chapter 11 Cases remain open, any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. After the Chapter 11 Cases are closed, any of the above may, from time to time, change its address for future notices and other communications hereunder by service upon the Plan Agent, counsel for the Plan Agent and counsel for the Executive Committee and any party in interest expressly requesting notice of same. Any and all notices given under the Plan shall be effective when received.

               Section 13.14 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

               (a)  The   provisions   of  the  Plan  shall   control  over  any
descriptions thereof contained in the Disclosure Statement.

               (b) Any term used in the Plan that is not defined in the Plan or Appendix 1: Schedule of Defined Terms to the Disclosure Statement, but that is used in the Bankruptcy Code or the Bankruptcy Rules. shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in ss. 102 shall apply to the Plan, unless superseded herein.

               (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.
--------------------------------------------------------------------------------
PLAN OF REORGANIZATION                                                   Page 42



DALLAS 1818196v2

               (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

               (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date.

               (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

               (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

               (h)  All  exhibits,   annexes  and  schedules  to  the  Plan  are
incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

               (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

               (j) Where applicable, references to the singular shall include the plural, and vice versa. Section 13.15 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

               Section 13.16 Limitation of Liability. Neither any Debtor or Reorganized Debtor, the Creditors Committee or the Executive Committee, nor any of their respective officers, directors, partners, employees, members, agents, advisors, affiliates, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to any Debtor, Reorganized Debtor, Creditor, Interest holder, any other party in interest in the Chapter 11 Cases or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect thereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
--------------------------------------------------------------------------------
PLAN OF REORGANIZATION                                                   Page 43



DALLAS 1818196v2

                                             Respectfully submitted,

THE SMSA II DEBTORS                          THE LIQUIDATING DEBTORS

By: /s/ Louis E. Robichaux                   By: /s/ Louis E. Robichaux
--------------------------                   --------------------------
Louis E. Robichaux IV                        Louis E. Robichaux IV
Chief Restructuring Officer of each          Chief Restructuring Officer of each
SMSA II Debtor                               Liquidating Debtor

































--------------------------------------------------------------------------------
PLAN OF REORGANIZATION                                                   Page 44



DALLAS 1818196v2

                                   APPENDIX 1

                           SCHEDULE OF DEFINED TERMS

     The following capitalized terms used in the Plan and Disclosure Statement shall have the respective meanings defined below. Unless otherwise stated herein, section ("ss.") references are to the United States Bankruptcy Code, 11 U.S.C. ss. 101-1532 (2005).

     Acquired Assets shall have the meaning assigned to it in the Operations Transfer Agreement. Generally speaking, however, the Acquired Assets are expected to include all or substantially all the assets of the SMSA II Debtors, including the Omega Lease, but specifically excluding cash, Chapter 5 Causes of Action and possibly accounts receivable.

     Administrative Expense means (a) any cost or expense of administration of a Chapter 11 Case (including, without limitation, the fees and expenses of Professionals and any cure amounts paid in connection with the assumption of any contract or lease identified in the Schedule of Assumed Contracts) asserted or arising under ss.ss. 503(b) or 507(b), (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under 28 U.S.C. ss. 1930.

     Allowed means, with respect to Claims and Interests, (a) any Claim against or Interest in a Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the member interest register maintained by or on behalf of a Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to the Plan and, in each such case in
(a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim or Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

     Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified Class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Equity Interest is an Allowed Interest in the Equity Interest Class.

     Amended Bylaws means, for any Debtor, the bylaws of such Debtor on and after the Effective Date.

     Deadline means the date set by the Bankruptcy Court as the last date on which Ballots/Elections may be submitted.

     Ballot means the ballot form upon which holders of Impaired Claims entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

     Bankruptcy Code has the meaning assigned to it in Article I of the Disclosure Statement.

     Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, having jurisdiction over the Chapter 11 Cases, or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

     Bar Date means, (i) for Creditors other than Governmental Units, May 29, 2007, which is the final date for Filing proofs of Claim or proofs of Interest in the Chapter 11 Cases; (ii) for Governmental Units, July 16, 2007, which is the final date for Filing proofs of Claim or proofs of Interest in the Chapter 11 Cases; and (iii) for any Rejection Claims, the date thirty (30) days after the Confirmation Date.

     Bid Deadline means July 25, 2007 at 4:00 pm Central Time.

     Bid Procedures means the procedures proposed by the Debtors and approved by the Bankruptcy Court for the solicitation of bids and commencement of a competitive auction process to sell the New Equity Interests.

     Bid Procedures Order means the order of the Bankruptcy Court approving the Bid Procedures.

     Business Day means any day other than a Saturday, Sunday or legal holiday.

     Capital Infusion has the meaning assigned to it in Section 1.4 of the Plan.

     Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

     Cause of Action means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, and Claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

     Certificate of Completion means the filing which a Post Confirmation Debtor makes with the Bankruptcy Court certifying that a specific Post Confirmation Debtor has met the requirements to close a reverse merger or acquisition on or before that specific Post Confirmation Debtor's Consummation of the Plan Date. If any Certificate of Completion is filed after a final decree is entered and the corresponding Chapter 11 Case is closed, then the filing of the Certificate of Completion shall be deemed, pursuant to ss. 350(b) and Bankruptcy Rule 5010, to be an allowed reopening of the Chapter 11 Case of that Debtor and no fee will be required for filing the Certificate of Completion under 28 U.S.C. ss. 1930(b).

     Chapter 7 means chapter 7 of the Bankruptcy Code.

     Chapter 11 Case or Chapter 11 Cases means the voluntary case filed by each respective Debtor, currently pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code and being jointly administered under Case No. 07-30230.

     Chapter 5 Cause of Action means any Cause of Action arising under ss.ss. 510, 544 through 551 and 553 or otherwise arising under the Bankruptcy Code.

     Chief Restructuring Officer means the officer employed by the Debtors pursuant to Bankruptcy Court order whose primary employment responsibilities include management and oversight of the Debtors' business through the Chapter 11 Cases.

     CIT means CIT Lending Services Corporation.

     Claim means any right to (a) payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

     Claims Resolution Escrow Account means the account into which the Claims Resolution Escrow Amount shall be deposited. Such account shall be an interest-bearing segregated account maintained by the Disbursing Agent. The funds deposited into the Claims Resolution Escrow Account shall be used to pay
(a) the fees and expenses of the Plan Agent, (b) the post Effective Date fees and expenses, if any, of professionals retained by the Executive Committee and the Plan Agent, (c) the expenses, if any, of members of the Executive Committee, and (d) the costs of (i) litigation related to Disputed Claims, (ii) any litigation now or hereafter pending in or in connection with the Chapter 11 Cases which could have an impact on the amount available for Distribution to holders of General Unsecured Claims, and (iii) any litigation related to Chapter 5 Causes of Action.

     Claims Resolution Escrow Amount means the funds, up to $250,000 to be allocated to the Claims Resolution Escrow Account pursuant to the Distribution Scheme.

     Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to ss. 1122.

     Clerk means the clerk of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

     Collateral means any property or interest in property of an Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

     Confirmation means the entry of a Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Cases.

     Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Cases.

     Confirmation Hearing means the hearing held by the Bankruptcy Court regarding Confirmation the Plan pursuant to ss. 1129, as such hearing may be adjourned or continued from time to time.

     Confirmation Notice means the notice of entry of a Confirmation Order of either Plan by the Bankruptcy Court.

     Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to ss. 1129.

     Consummation of the Plan means when the requirements of the Plan for a specific Post Confirmation Debtor to enter into a reverse merger or acquisition are met. Consummation of the Plan for each Post Confirmation Debtor occurs after Substantial Consummation of the Plan but must occur before the deadline set forth as the Consummation of the Plan Date as to such Post Confirmation Debtor.

     Consummation of the Plan Date means the date on which a reverse merger or acquisition must be completed by a given Post Confirmation Debtor. If the Purchaser acquires the New Equity Interests, in which case all Debtors (excluding Serenity) shall become Target Debtors, the following Consummation of the Plan Dates shall apply to the following Post Confirmation Debtors:

--------------------------------------------------------------------------------
For the corresponding                         The Consummation of the Plan
Post Confirmation Debtor:                     Date shall be not later than:
--------------------------------------------------------------------------------
SMSA I Acquisition Corp.                       6 months after the Effective Date
SMSA III Acquisition Corp.                     9 months after the Effective Date
SMSA IV Acquisition Corp.                     12 months after the Effective Date
SMSA El Paso I Acquisition Corp.              15 months after the Effective Date
SMSA El Paso II Acquisition Corp.             18 months after the Effective Date
SMSA Palestine Acquisition Corp.              21 months after the Effective Date
SMSA Tyler Acquisition Corp.                  24 months after the Effective Date
SMSA Gainesville Acquisition Corp.            27 months after the Effective Date
SMSA Crane Acquisition Corp.                  30 months after the Effective Date
SMSA Kerrville Acquisition Corp.              33 months after the Effective Date
SMSA Shreveport Acquisition Corp.             36 months after the Effective Date
Cora Crane Acquisition Corp.                  39 months after the Effective Date
Cora Kerrville Acquisition Corp.              42 months after the Effective Date

--------------------------------------------------------------------------------

     If the Purchaser does not acquire the New Equity Interests, the following Consummation of the Plan Dates shall apply to the following Post Confirmation
Debtors:

--------------------------------------------------------------------------------
For the corresponding                         The Consummation of the Plan
Post Confirmation Debtor:                     Date shall be not later than:
--------------------------------------------------------------------------------
SMSA I Acquisition Corp.                      6 months after the Effective Date
SMSA III Acquisition Corp.                    9 months after the Effective Date
SMSA II Acquisition Corp.                     12 months after the Effective Date
SMSA IV Acquisition Corp.                     15 months after the Effective Date
SMSA El Paso I Acquisition Corp.              18 months after the Effective Date
SMSA North America Acquisition Corp.          21 months after the Effective Date
SMSA El Paso II Acquisition Corp.             24 months after the Effective Date
SMSA Palestine Acquisition Corp.              27 months after the Effective Date
SMSA Houston Acquisition Corp.                30 months after the Effective Date
SMSA Tyler Acquisition Corp.                  33 months after the Effective Date
SMSA Gainesville Acquisition Corp.            36 months after the Effective Date
SMSA Crane Acquisition Corp.                  39 months after the Effective Date
SMSA Kerrville Acquisition Corp.              42 months after the Effective Date
SMSA Ft. Worth Acquisition Corp.              45 months after the Effective Date
SMSA Shreveport Acquisition Corp.             48 months after the Effective Date
Cora Crane Acquisition Corp.                  51 months after the Effective Date
Cora Kerrville Acquisition Corp.              54 months after the Effective Date
SMSA Katy Acquisition Corp.                   57 months after the Effective Date
SMSA Humble Acquisition Corp.                 60 months after the Effective Date
SMSA Treemont Acquisition Corp.               63 months after the Effective Date
SMSA Dallas Acquisition Corp.                 66 months after the Effective Date
SMSA San Antonio Acquisition Corp.            69 months after the Effective Date
SMSA Ballinger Acquisition Corp.              72 months after the Effective Date

--------------------------------------------------------------------------------

     Convenience Claim means any Claim, which would otherwise be a General Unsecured Claim that is (a) Allowed in an amount of $500 or less, or (b) is Allowed in an amount greater than $500, but which is reduced pursuant to Section
5.12 of the Plan to an amount of $500 or less.

     Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in ss. 502(g), 502(h) or 502(i).

     Creditors Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases of the Debtors, as appointed by the Office of the United States Trustee and reconstituted from time to time.

     Cure Amounts Motion means that Motion for an Order to Set Cure Amounts for Executory Contracts and Unexpired Leases Filed in the Chapter 11 Cases and seeking a determination on cure amounts to be paid in the event certain executory contract and unexpired leases are assumed by the SMSA II Debtors on the Effective Date.

     Debtors means the SMSA II Debtors and the Liquidating Debtors, or any one of them.

     Debtor-in-Possession means a Debtor in its capacity as a debtor in possession in a Chapter 11 Case under ss.ss. 1101, 1107 and 1108.

     Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

     Delaware or Nevada Certificate means the certificate of incorporation or articles of incorporation, as applicable, of each of the Target Debtors executed in connection with such Debtor's reincorporation merger, if any, as described in this Plan.

     DIP Facility means the Debtor-in-Possession loans and other financial accommodations provided pursuant to the Debtor-in-Possession Financing Agreement, dated May 4, 2007, among the Debtors, as borrowers, and the DIP Lender, as amended or otherwise modified, and all ancillary agreements and instruments thereto.

     Distribution Scheme means the mechanism for Distribution of the Capital Infusion, as more fully described in Section 2.4(b) of the Plan.

     Secured DIP Claims means the Secured Claims of the DIP Lender arising under the DIP Facility.

     DIP Lender means OHI Asset (SMS) Lender, Inc., and its respective successors and assigns.

     Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

     Disclosure Statement means the First Amended Disclosure Statement in Support of the Chapter 11 Plan Proposed by the Debtors, dated June 17, 2007, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to ss. 1125, as the same may be amended, modified, or supplemented from time to time.

     Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by a Debtor in its Schedules, to the extent of such excess; (B) in its entirety, if any corresponding Claim scheduled by a Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by a Debtor in its Schedules. It may also refer to a Disputed Claim in a specified Class. For example, a Disputed General Unsecured Claim is Disputed Claim in the General Unsecured Claims Class.

     Disputed Claim Reserve Account means that account into which the Disputed Claim Reserve Amount shall be deposited.

     Disputed Claim Reserve Amount means that portion of the Capital Infusion that would be allocated for Distribution to Disputed General Unsecured Claims if all such Disputed Claims were Allowed Claims.

     Distribution means any distribution to be made pursuant to the Plan.

     Effective Date means a Business Day selected by a Debtor, that is the later of (a) a day that is not less than eleven (11) days after the Confirmation Date of that Debtor's Plan and (b) the first Business Day on which all conditions to the occurrence of the Effective Date of that Debtor's Plan have been satisfied or duly waived; provided, however, that in no event shall the Effective Date occur later than the latest to occur of (i) August 15, 2007 or such later date to which the Debtors' deadline to assume or reject the Omega Lease is extended pursuant to ss. 365(d)(4)(B)(ii).

     Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, Governmental Unit, agency or political subdivision thereof.

     Estate means, as to any Debtor, the estate of that Debtor created by ss. 541 upon the commencement of that Debtor's Chapter 11 Case.

     Exculpated Persons has the meaning assigned to it in Section 13.16 of the Plan.

     Executive Committee means three members of the Creditors Committee to be designated by the Creditors Committee on or before the Confirmation Hearing. The Creditors Committee shall file a notice with the Bankruptcy Court disclosing the name and contact information for each member of the Executive Committee not less than three (3) days prior to the Confirmation Hearing.

     Face Amount means: (a) with respect to a particular Claim, (i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in a Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

     File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

     Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in a Chapter 11 Case, which has not been reversed, amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or
(b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

     General Unsecured Claim means any Claim that is not an Administrative Expense, a Priority Tax Claim, a Priority Claim, a Secured Claim, a Convenience Claim or a Subordinated Claim.

     Governmental Unit means a governmental unit as such term is defined in ss. 101(27).

     HFG  means  Halter  Financial  Group,   L.P.,  a  Texas  limited  liability
partnership.

     Impaired means with respect to any Claim or Interest, impaired within the meaning of ss. 1124.

     Intercompany Claim means a Claim held by any Debtor against any other Debtor based on any fact, action, omission, occurrence or transaction that occurred or came into existence prior to the Petition Date, including without limitation, any account receivable, account payable, contribution claim, or Chapter 5 Cause of Action asserted by one Debtor against another Debtor.

     Interests means, as of the Petition Date, the equity interests in a Debtor, including, without limitation, any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating a Debtor to issue, transfer or sell any Interests of a Debtor.

     Lien means any security interest, charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

     Liquidating Debtors means, individually or collectively, Serenity Management Services, Inc.; Senior Management Services of America, Inc.; Senior Management Services of America III, Inc.; Senior Management Services of America IV, Inc.; Senior Management Services of Shreveport, LLC; Senior Management Services of Crane, Inc.; Senior Management Services of Kerrville, Inc.; Cora Properties of Crane, LP; Cora Properties of Kerrville, LP; Senior Management

Services of El Paso Sunset, Inc.; Senior Management Services of El Paso Coronado, Inc.; Senior Management Services of Palestine, Inc.; Senior Management Services of Tyler, Inc.; and Senior Management Services of Gainesville, Inc. Notwithstanding the characterization of these Debtors as "Liquidating Debtors," any one or more of these Debtors may ultimately reorganize depending on whether such Debtors successfully complete a reverse merger transaction facilitated by HFG.

     Liquidating Trust means that certain "SMSA Creditors' Trust" created pursuant to the Plan for the purposes set forth in the Plan and the Trust Agreement.

     Liquidation Analysis means the analysis whereby the Debtors estimate Distribution percentages for each Class of Claim or Interest if the Debtors were to be liquidated pursuant to Chapter 7.

     Miscellaneous Secured Claim means a Secured Claim other than a Secured Tax Claim or a Secured DIP Claim.

     New Equity Interests means the authorized new economic equity Interests of reorganized SMSA II, which Interests are to be issued on the Effective Date pursuant to the Plan.

     New Equity Interests Purchase Agreement means that certain "stock purchase agreement" to be executed by the Purchaser and the applicable SMSA II Debtors to provide for the issuance of the New Equity Interests to the Purchaser. The SMSA II Debtors and the Purchaser will enter into the New Equity Interests Agreements only if the Purchaser purchases the New Equity Interests.

     Objection Deadline shall have the meaning assigned to it in Section 7.1 of the Plan.

     Old Equity Interests means all authorized, issued and outstanding equity Interests in any Debtor as of the Petition Date.

     Omega Lease means the lease of non-residential real property dated June 1, 2005 by and between Omega and Senior Management Services of North Texas, Inc., together with all subleases executed therewith between Senior Management Services of North Texas, Inc., as sublessor, and certain SMSA II Debtors, as sublessees.

     Omega Lessor means OHI Asset (TX), LLC in its capacity as Lessor under the Omega Lease.

     New Board of Directors means the board of directors of each of the Reorganized Debtors, as of the Effective Date.

     Operations Transfer Agreement means one or more "operations transfer agreements" to be executed by the Purchaser and the applicable SMSA II Debtors to transfer operation of the SMSA II Debtors' facilities to the Purchaser. The SMSA II Debtors and the Purchaser may enter into one or more Operations Transfer

Agreements regardless of whether the Purchaser purchases the New Equity Interests or the Acquired Assets.

     Payment means a Distribution of Cash.

     Petition Date means January 17, 2007, the date on which the Debtors commenced the Chapter 11 Cases.

     Plan means the First Amended Chapter 11 Plan Proposed by the Debtors, dated June 17, 2007.

     Plan Agent means Bridge Associates, LLC.

     Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan (including all documents necessary to consummate the transactions contemplated in the Plan), copies of which shall be available to Creditors upon request to Debtors' counsel.

     Plan Shares means (i) the shares of common stock of each Post Confirmation Debtor issued pursuant to ss. 1145 and Article VI of the Plan, and (ii) the shares of common stock of any private corporate entity that are issued in any transaction where such private corporate entity becomes the successor to a Post Confirmation Debtor pursuant to ss. 1145. Plan Shares may be certificated or uncertificated, as those terms are utilized in Article 8 of the Uniform Commercial Code as the board of directors of each Post Confirmation Debtor determines is necessary to fulfill the purpose of the Plan while minimizing costs and delays.

     Post Confirmation Credit Facility means that certain credit facility provided by the Post Confirmation Credit Facility Lender to the Liquidating Trust in the original principal amount of $2,200,000.00.

     Post Confirmation Credit Facility Lender means that certain lender or lenders (together with its successors or assigns), in its capacity as lender pursuant to the Post Confirmation Credit Facility, by original execution or assignment thereof, or such other Post Confirmation Credit Facility entered into between the Purchaser and the Liquidating Trust.

     Post Confirmation Debtors means, individually or collectively, the Target Debtors on and after the Effective Date of the Plan. Each Post Confirmation Debtor is a successor of the corresponding Debtor for purposes of ss.ss. 1123 and 1145. Upon becoming Post Confirmation Debtors, the Target Debtors shall assume the following corporate names, as applicable:

--------------------------------------------------------------------------------
Target Debtor                               Post Confirmation Debtor
--------------------------------------------------------------------------------
Senior Management Services                  SMSA I Acquisition Corp.
of America, Inc.
Senior Management Services                  SMSA III Acquisition Corp.
of America III, Inc.
Senior Management Services                  SMSA IV Acquisition Corp.
of America IV, Inc.
Senior Management Services                  SMSA El Paso I Acquisition Corp.
of El Paso Sunset, Inc.
Senior Management Services                  SMSA El Paso II Acquisition Corp.
of El Paso Coronado, Inc.
Senior Management Services                  SMSA Palestine Acquisition Corp.
of Palestine, Inc.
Senior Management Services                  SMSA Tyler Acquisition Corp.
of Tyler, Inc.
Senior Management Services                  SMSA Gainesville Acquisition Corp.
of Gainesville, Inc.
Senior Management Services                  SMSA Crane Acquisition Corp.
of Crane, Inc.
Senior Management Services                  SMSA Kerrville Acquisition Corp.
of Kerrville, Inc.
Senior Management Services                  SMSA Shreveport Acquisition Corp.
of Shreveport, Inc.
Cora Properties of Crane, LP                Cora Crane Acquisition Corp.
Cora Properties of Kerrville, LP            Cora Kerrville Acquisition Corp.
Senior Management Services                  SMSA II Acquisition Corp.
of America II, Inc.
Senior Management Services                  SMSA North America Acquisition Corp.
of America North Texas, Inc.
Senior Management Services                  SMSA Houston Acquisition Corp.
of America Houston, Inc.
Senior Management Services                  SMSA Ft. Worth Acquisition Corp.
of Estates at Fort Worth, Inc.
Senior Management Services                  SMSA Katy Acquisition Corp.
 of Katy, Inc.
Senior Management Services                  SMSA Humble Acquisition Corp.
 of Humble, Inc.
Senior Management Services o                SMSA Treemont Acquisition Corp.
f Treemont, Inc.
Senior Management Services                  SMSA Dallas Acquisition Corp.
of Doctors at Dallas, Inc.
Senior Management Services                  SMSA San Antonio Acquisition Corp.
of Normandy at San Antonio, Inc.
Senior Management Services                  SMSA Ballinger Acquisition Corp.
of Heritage Oaks at Ballinger, Inc.

--------------------------------------------------------------------------------

     Prepetition Financing has the meaning assigned to it in Section II.E. of the Disclosure Statement.

     Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under ss. 507(a).

     Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in ss.ss. 502(i) and 507(a)(8).

     Proforma Financial Projections has the meaning assigned to it in Article V of the Disclosure Statement.

     Professional means an Entity either (i) employed by an order of the Bankruptcy Court authorizing such employment pursuant to ss.ss. 327, 363 or 1103 and providing for compensation for services rendered prior to the Effective Date pursuant to ss.ss. 328, 329, 330 or 331, or (ii) seeking compensation and reimbursement pursuant to ss.ss. 503(b)(2) or (4).

     Purchaser means the Entity designated by the Debtors and authorized by the Bankruptcy Court to acquire the New Equity Interests in the Reorganized Debtors.

     Qualifying Bid has the meaning provided in Section IV.H. of the Disclosure Statement.

     Ratable Proportion means, with reference to any Distribution on account of a Claim in a given Class, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of all Claims in such Class.

     Rehab Pro means Rehab Pro III, Ltd.

     Rehab Pro Motion means that certain Motion for Authority to Pay Prepetition Amounts to Rehab Pro III, Ltd. filed by the Debtors on January 18, 2007.

     Rehab Pro Order means the Bankruptcy Court's order, dated January 19, 2007, approving the Rehab Pro Motion.

     Rejection Claim means any Claim arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with ss. 502(b)(6) or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with ss. 502(b)(7). A Rejection Claim shall constitute a General Unsecured Claim.

     Release Conditions shall mean the terms of the agreement, if any, providing for the compromise and settlement of certain Claims and Causes of Action between and among Troy Clanton, William Zimmerman, the Debtors and the Creditors Committee. Approval of the Release Provisions by the Bankruptcy Court shall be sought either in connection with the Confirmation of this Plan or the approval of a separate compromise and settlement proposed under Bankruptcy Rule 9019.

     Released Parties means the beneficiaries of the various releases granted pursuant to Section 10.1(e) of the Plan, each being a "Released Party".

     Reorganization Securities means the New Equity Interests and all debt instruments issued pursuant to the Plan.

     Reorganized Debtors means, individually or collectively, the SMSA II Debtors as reorganized on and after the Effective Date of the Plan in connection with the acquisition of the New Equity Interests by the Purchaser. If the Purchaser instead acquires substantially all the assets of the SMSA II Debtors (excluding accounts receivable), the SMSA II Debtors (as Target Debtors) will become Post Confirmation Debtors upon the Effective Date.

     Schedule of Assumed Contracts means the Filed schedule, as the same may be supplemented from time to time, of all executory contracts and expired leases to be either assumed by the SMSA II Debtors or assumed and assigned to the Purchaser as of the Effective Date pursuant to ss. 365 and the terms of the Operations Transfer Agreement.

     Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by each Debtor under ss. 521 and Bankruptcy Rule 1007 on February 23, 2007, as amended from time to time.

     Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and a Debtor or (c) as determined pursuant to a Final Order in accordance with ss. 506(a) or, in the event that such Claim is subject to setoff under ss. 553, to the extent of such setoff.

     Secured Tax Claim means a Secured Claim of a Governmental Unit for property taxes assessed or for property taxes if and to the extent that the Lien securing such Claim attached under applicable law before the Petition Date.

     Serenity means Serenity Management Services, Inc., a Texas corporation.

     SMSA II Debtors means, individually or collectively, Senior Management Services of America II, Inc.; Senior Management Services of America North Texas, Inc.; Senior Management Services of America Houston, Inc.; Senior Management Services of Estates at Fort Worth, Inc.; Senior Management Services of Katy, Inc.; Senior Management Services of Humble, Inc.; Senior Management Services of Treemont, Inc.; Senior Management Services of Doctors at Dallas, Inc.; Senior Management Services of Normandy at San Antonio; and Senior Management Services of Heritage Oaks at Ballinger, Inc.

     Subordinated Claim means any Claim which by its terms or by Final Order of the Bankruptcy Court is subordinated to the payment of General Unsecured Claims, including any Claim which is subordinated to the payment of another Claim pursuant to any applicable provision of the Bankruptcy Code (including ss. 510 thereof) or applicable non-bankruptcy law.

     Substantial Consummation shall have the meaning set forth in ss. 1101(2) and shall occur upon the Effective Date. Substantial Consummation occurs prior to and is independent of the Consummation of the Plan as defined herein.

     Target Debtors means, individually or collectively, (i) if the Purchaser acquires the New Equity Interests, each of the Liquidating Debtors, excluding Serenity, and (ii) if the Purchaser acquires substantially all the assets of the SMSA II Debtors (excluding accounts receivable), each of the Debtors, excluding Serenity.

     Transition Assets means $1,000 as to each Post Confirmation Debtor, which will remain with each Post Confirmation Debtor, provided that HFG elects to take Plan Shares in exchange for its Administrative Claim.

     Trust Agreement shall mean that certain trust agreement, dated as of the Effective Date (as amended, supplemented or otherwise modified) by and between Serenity Management Services, Inc. and the other Debtors, for the benefit of the Beneficiaries (as defined in the Trust Agreement) thereof, and Bridge Associates, LLC, as Trustee.

     Trustee means the Plan Agent, when serving in its capacity as trustee of the Liquidating Trust.

     Unclaimed Property means any Cash and Reorganization Securities unclaimed on or after the applicable Distribution Date made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of an Allowed Claim and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

     Unimpaired means a Claim that is not Impaired.

     Voting Procedures means the procedures for submitting a Ballot in which a holder of a Claim or Interest votes for or against the Plan as described in
Section VII.A. of the Disclosure Statement.

     Voting Period means the period from the date of approval of the Disclosure Statement by the Bankruptcy Court through and including the Bid Deadline, during which time holders of Claims or Interests must submit a Ballot.

                                   APPENDIX 2

                 RETENTION AND ENFORCEMENT OF CAUSES OF ACTION

Preference Actions:
-------------------

The Debtors and the Plan Agent reserve the right to pursue any and all claim, rights and Causes of Action arising under 11 U.S.C. ss.ss. 510, 544 through 551 and 553 against the parties referenced in any Debtor's Statement of Financial Affairs, including in response to Question 3 thereof, regarding such Debtor's payments to Creditors.

Potential Fraudulent Transfers:
-------------------------------

The Debtors and the Plan Agent reserve the right to pursue the following:

Any and all claims, rights and Causes of Action arising under 11 U.S.C. ss.ss. 510, 544 through 551 and 553 against the parties referenced in any Debtor's Statement of Financial Affairs, filed February 23, 2007 including in response to Question 3 thereof, regarding such Debtor's payments to Creditors.

Any and all claims, rights and Causes of Action arising under 11 U.S.C. ss.ss. 510, 544 through 551 and 553 against the following Entities and/or any of their respective present or former owners, officers, directors, employees, consultants, financial advisors, attorneys, accountants and other representatives to the extent not specifically released under the terms of the
Plan:

     o    Troy Clanton

     o    William Zimmerman

     o    W. Ronald Anderson o Rehab Pro III, Ltd.

     o Other insiders against whom the Creditors Committee believes one or more Debtors may have Causes of Action for the recovery of excessive payments of salary or other compensation.

General Litigation:
-------------------

The Debtors and the Plan Agent reserve the right to pursue potential litigation involving the following Entities and/or any of their respective present or former owners, officers, directors, employees, consultants, financial advisors, attorneys, accountants and other representatives to the extent not specifically released under the terms of the Plan:

     o Any and all claims, rights and Causes of Action arising from any prepetition contract, agreement or arrangement with the Debtors.

     o Any and all claims, rights and Causes of Action against Troy Clanton, William Zimmerman, W. Ronald Anderson and Rehab Pro III, Ltd.

     o Any and all claims, rights and Causes of Action against Senior Management Services of Paris, Inc., for unpaid management fees.

     o Any and all claims, rights and Causes of Action against attorneys, accountants or other professionals of the Debtors that provided advice to the Debtors' concerning the Debtors' use of private pay funds prior to December 31, 2006.

     o Any and all claims, rights and Causes of Action against William Zimmerman, the bankruptcy estates of Heritage Oaks Healthcare, Inc. and/or Riverside Healthcare, Inc., Robert M. Hirsh as the Liquidating Supervisor for the estates of each of Heritage Oaks Healthcare, Inc. and Riverside Healthcare, Inc., and any other parties to the bankruptcy cases of Heritage Oaks Healthcare, Inc. and/or Riverside Healthcare, Inc. and/or employees of Heritage Oaks Healthcare, Inc. and/or Riverside Healthcare, Inc. arising from certain billing and collection agreements by and between Serenity Management Services, Inc., Wells Fargo Bank, N.A., and Robert M. Hirsh as Liquidating Trustee for each Heritage Oaks Healthcare, Inc. and Riverside Healthcare, Inc.

Active Litigation:
------------------

The Debtors, Reorganized Debtors, Liquidated Debtors and the Plan Agent reserve the right to pursue any and all claims, rights and Causes of Action in regard to active litigation matters against the parties referenced in any Debtor's Statement of Financial Affairs, including in response to Question 4 thereof. The subject matter of the various active litigation matters currently involving the Debtors is listed in the respective Debtors' Statement of Financial Affairs.